Exhibit 4.2

                                                               Execution Version
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                              MUELLER GROUP, INC.,
                                   as Issuer

                      EACH OF THE GUARANTORS PARTY HERETO


          SECOND PRIORITY SENIOR SECURED FLOATING RATE NOTES DUE 2011



                              ------------------

                                   INDENTURE

                           Dated as of April 23, 2004


                              ------------------


                    Law Debenture Trust Company of New York,

                                   as Trustee




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

                             CROSS-REFERENCE TABLE*

  Trust Indenture
  Act Section                                             Indenture Section
  310(a)(1)............................................             7.10
       (a)(2)..........................................             7.10
       (a)(3)..........................................             N.A.
       (a)(4)..........................................             N.A.
       (a)(5)..........................................             7.10
       (b).............................................             7.10
       (c).............................................             N.A.
  311(a)...............................................             7.11
       (b).............................................             7.11
       (c).............................................             N.A.
  312(a)...............................................             2.05
       (b).............................................            14.03
       (c).............................................            14.03
  313(a)...............................................             7.06
       (b)(1)..........................................             N.A.
       (b)(2)..........................................          7.06; 7.07
       (c).............................................         7.06; 13.02
       (d).............................................             7.06
  314(a)...............................................      4.03;13.01; 14.05
       (b).............................................            11.05
       (c)(1)..........................................            14.04
       (c)(2)..........................................            14.04
       (c)(3)..........................................             N.A.
       (d).............................................            11.05
       (e).............................................            14.05
       (f).............................................             N.A.
  315(a)...............................................             7.01
       (b).............................................         7.05; 13.02
       (c).............................................             7.01
       (d).............................................             7.01
       (e).............................................             6.11
  316(a) (last sentence)...............................             2.09
       (a)(1)(A).......................................             6.05
       (a)(1)(B).......................................             6.04
       (a)(2)..........................................             N.A.
       (b).............................................             6.07
       (c).............................................             2.12
  317(a)(1)............................................             6.08
       (a)(2)..........................................             6.09
       (b).............................................             2.04
  318(a)...............................................            14.01
       (b).............................................             N.A.
       (c).............................................            14.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.


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                               TABLE OF CONTENTS

                                                                            Page


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01       Definitions.................................................1
Section 1.02       Other Definitions..........................................24
Section 1.03       Incorporation by Reference of Trust Indenture Act..........25
Section 1.04       Rules of Construction......................................25

                                   ARTICLE 2
                                   THE NOTES

Section 2.01       Form and Dating............................................26
Section 2.02       Execution and Authentication...............................27
Section 2.03       Registrar and Paying Agent.................................27
Section 2.04       Paying Agent to Hold Money in Trust........................28
Section 2.05       Holder Lists...............................................28
Section 2.06       Transfer and Exchange......................................28
Section 2.07       Replacement Notes..........................................40
Section 2.08       Outstanding Notes..........................................40
Section 2.09       Treasury Notes.............................................40
Section 2.10       Temporary Notes............................................40
Section 2.11       Cancellation...............................................41
Section 2.12       Defaulted Interest.........................................41
Section 2.13       CUSIP and CINS Numbers.....................................41

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01       Notices to Trustee.........................................41
Section 3.02       Selection of Notes to Be Redeemed or Purchased.............42
Section 3.03       Notice of Redemption.......................................42
Section 3.04       Effect of Notice of Redemption.............................43
Section 3.05       Deposit of Redemption or Purchase Price....................43
Section 3.06       Notes Redeemed or Purchased in Part........................43
Section 3.07       Optional Redemption........................................43
Section 3.08       Mandatory Redemption.......................................44
Section 3.09       Offer to Purchase by Application of Excess Proceeds........44

                                   ARTICLE 4
                                   COVENANTS

Section 4.01       Payment of Notes...........................................46
Section 4.02       Maintenance of Office or Agency............................46
Section 4.03       Reports....................................................47
Section 4.04       Compliance Certificate.....................................47
Section 4.05       Taxes......................................................48
Section 4.06       Stay, Extension and Usury Laws.............................48
Section 4.07       Restricted Payments........................................48
Section 4.08       Dividend and Other Payment Restrictions Affecting
                   Restricted Subsidiaries....................................52
Section 4.09       Incurrence of Indebtedness and Issuance of Preferred
                   Stock......................................................54



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

Section 4.10       Asset Sales................................................56
Section 4.11       Transactions with Affiliates...............................58
Section 4.12       Liens......................................................60
Section 4.13       Total Senior Leverage Ratio................................60
Section 4.14       Corporate Existence........................................60
Section 4.15       Offer to Repurchase Upon Change of Control.................61
Section 4.16       Limitation on Sale and Leaseback Transactions..............62
Section 4.17       Additional Note Guarantees.................................62
Section 4.18       Further Assurances; Collateral Inspections and Reports;
                   Costs and Indemnification..................................63

                                   ARTICLE 5
                                   SUCCESSORS

Section 5.01    Merger, Consolidation, or Sale of Assets......................64
Section 5.02       Successor Corporation Substituted..........................65

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01       Events of Default..........................................66
Section 6.02       Acceleration...............................................67
Section 6.03       Other Remedies.............................................68
Section 6.04       Waiver of Past Defaults....................................68
Section 6.05       Control by Majority........................................68
Section 6.06       Limitation on Suits........................................69
Section 6.07       Rights of Holders of Notes to Receive Payment..............69
Section 6.08       Collection Suit by Trustee.................................69
Section 6.09       Trustee May File Proofs of Claim...........................69
Section 6.10       Priorities.................................................70
Section 6.11       Undertaking for Costs......................................70

                                   ARTICLE 7
                                    TRUSTEE

Section 7.01       Duties of Trustee..........................................70
Section 7.02       Rights of Trustee..........................................71
Section 7.03       Individual Rights of Trustee...............................72
Section 7.04       Trustee's Disclaimer.......................................72
Section 7.05       Notice of Defaults.........................................72
Section 7.06       Reports by Trustee to Holders of the Notes.................72
Section 7.07       Compensation and Indemnity.................................73
Section 7.08       Replacement of Trustee.....................................73
Section 7.09       Successor Trustee by Merger, etc...........................74
Section 7.10       Eligibility; Disqualification..............................74
Section 7.11       Preferential Collection of Claims Against Company..........75

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01       Option to Effect Legal Defeasance or Covenant
                   Defeasance.................................................75
Section 8.02       Legal Defeasance and Discharge.............................75
Section 8.03       Covenant Defeasance........................................76
Section 8.04       Conditions to Legal or Covenant Defeasance.................76
Section 8.05       Deposited Money and Government Securities to be Held
                   in Trust; Other Miscellaneous Provisions...................77



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

Section 8.06       Repayment to Company.......................................78
Section 8.07       Reinstatement..............................................78

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01       Without Consent of Holders of Notes........................78
Section 9.02       With Consent of Holders of Notes...........................79
Section 9.03       Compliance with Trust Indenture Act........................81
Section 9.04       Revocation and Effect of Consents..........................81
Section 9.05       Notation on or Exchange of Notes...........................81
Section 9.06       Trustee to Sign Amendments, etc............................81

                                   ARTICLE 10
                             RANKING OF NOTE LIENS

Section 10.01      Agreement for the Benefit of Holders of First Priority
                   Liens and Parity Liens.....................................82
Section 10.02      Notes, Note Guarantees and other Note Obligations
                   not Subordinated...........................................83
Section 10.03      Relative Rights............................................83

                                   ARTICLE 11
                            COLLATERAL AND SECURITY

Section 11.01      Security Documents.........................................84
Section 11.02      Collateral Agent...........................................84
Section 11.03      Authorization of Actions to Be Taken.......................85
Section 11.04      Release of Note Liens......................................86
Section 11.05      Filing, Recording and Opinions.............................87

                                   ARTICLE 12
                                NOTE GUARANTEES

Section 12.01      Guarantee..................................................87
Section 12.02      Limitation on Guarantor Liability..........................88
Section 12.03      Execution and Delivery of Note Guarantee...................89
Section 12.04      Guarantors May Consolidate, etc., on Certain Terms.........89
Section 12.05      Releases...................................................90

                                   ARTICLE 13
                           SATISFACTION AND DISCHARGE

Section 13.01      Satisfaction and Discharge.................................90
Section 13.02      Application of Trust Money.................................91

                                   ARTICLE 14
                                 MISCELLANEOUS

Section 14.01      Trust Indenture Act Controls...............................91
Section 14.02      Notices....................................................92
Section 14.03      Communication by Holders of Notes with Other Holders
                   of Notes...................................................93
Section 14.04      Certificate and Opinion as to Conditions Precedent.........93
Section 14.05      Statements Required in Certificate or Opinion..............93
Section 14.06      Rules by Trustee and Agents................................93
Section 14.07      No Personal Liability of Directors, Officers,
                   Employees and Stockholders.................................93
Section 14.08      Governing Law..............................................94
Section 14.09      No Adverse Interpretation of Other Agreements..............94
Section 14.10      Successors.................................................94


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

Section 14.11      Payment Date Other Than a Business Day.....................94
Section 14.12      Severability...............................................94
Section 14.13      Counterpart Originals......................................94
Section 14.14      Table of Contents, Headings, etc...........................94

                                    EXHIBITS

Exhibit A1        FORM OF NOTE
Exhibit A2        FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         [RESERVED]
Exhibit E         FORM OF NOTATION OF GUARANTEE
Exhibit F         FORM OF SUPPLEMENTAL INDENTURE






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


         INDENTURE dated as of April 23, 2004 among Mueller Group, Inc., a Delaware corporation, the Guarantors (as defined) and Law Debenture Trust Company of New York, as trustee.

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Second Priority Senior Secured Floating Rate Notes due 2011 including any Additional Notes issued hereunder (the "Notes"):

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01      Definitions.

         "144A Global Note" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be initially issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Accounts Receivable Subsidiary" means an Unrestricted Subsidiary of the Company to which the Company or any of its Restricted Subsidiaries sells any of its accounts receivable pursuant to a Receivables Facility.

         "Acquired Indebtedness" means, with respect to any specified Person,

                  (1) Indebtedness of any other Person existing at the time that other Person is merged with or into or became a Subsidiary of that specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, that other Person merging with or into or becoming a Subsidiary of that specified Person; and

                  (2) Indebtedness secured by a Lien encumbering an asset acquired by that specified Person at the time that asset is acquired by that specified Person.

         "Additional Notes" means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

         "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, that specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "Applicable Eurodollar Rate" means, for each quarterly period during which any Note is outstanding subsequent to the initial quarterly period, 475 basis points over the rate determined by the Company (notice of such rate to be sent to the Trustee by the Company on the date of determination thereof) equal to the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars for a period of three months as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such quarterly period; provided that, if no such British Bankers' Association LIBOR rate is available to the Company, the Applicable Eurodollar Rate for the relevant quarterly period shall instead be the rate at which Credit Suisse First Boston LLC or one of its


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

affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of three months at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such quarterly period, in amounts equal to $1.0 million. Notwithstanding the foregoing, the Applicable Eurodollar Rate for the initial quarterly period beginning on the date of issuance and ending August 1, 2004 shall be 5.89%.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance, disposition or other transfer (a "disposition") of any properties, assets or rights (including, without limitation, by way of a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and Section 5.01 hereof and not Section 4.10 hereof; and

                  (2) the issuance, sale or transfer by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions,

                           (a) that have a Fair Market Value in excess of $5.0 million; or

                           (b) for net proceeds in excess of $5.0 million.

                  Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

                  (1) dispositions in the ordinary course of business;

                  (2) a disposition of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                  (3) a disposition of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                  (4) the sale and leaseback of any assets within 90 days of the acquisition thereof;

                  (5) foreclosures on assets;

                  (6) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business;

                  (7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

                  (8) a Permitted Investment or a Restricted Payment that is permitted by Section 4.07 hereof; and

                  (9) sales of accounts receivable, or participation therein, in connection with any Receivables Facility.

         "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in that transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in that sale and leaseback transaction, including any period for which that lease has been extended or may, at the option of the lessor, be extended.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

                  (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

                  (4) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means:

                  (1) Government Securities;

                  (2) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or demand deposit or time deposit of, an Eligible Institution or any lender under the Credit Agreement;

                  (3) commercial paper maturing not more than 365 days after the date of acquisition of an issuer (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-3" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

                  (4) any bankers acceptances of money market deposit accounts issued by an Eligible Institution;

                  (5) any fund investing exclusively in investments of the types described in clauses (1) through (4) above; and

                  (6) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (5) above, including without limitation any deposit with a bank that is a lender to any Restricted Subsidiary.

         "Change of Control" means the occurrence of any of the following:

                  (1) the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties;

                  (2) the adoption of a plan for the liquidation or dissolution of the Company;

                  (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of 50% or more of the voting power of the outstanding voting stock of the Company; or

                  (4) the first day on which a majority of the members of the board of directors of the Company are not Continuing Members.

         "Clearstream" means Clearstream Banking, S.A.



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

         "Collateral" refers to all property or assets of the Company or any Guarantor, real or personal, tangible or intangible, constituting collateral subject to Liens securing the Notes or the Note Guarantees pursuant to the Security Documents.

         "Collateral Agent" means the Trustee in its capacity as the holder of Liens granted to it pursuant to the Security Documents and any successor in such capacity.

         "Company" means Mueller Group, Inc., and any successor obligor pursuant to Section 5.01.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of that Person and its Restricted Subsidiaries for that period plus, to the extent deducted in computing Consolidated Net Income,

                  (1) provision for taxes based on income or profits of that Person and its Restricted Subsidiaries for that period;

                  (2) Fixed Charges of that Person for that period;

                  (3) depreciation, amortization (including amortization of goodwill and other intangibles) and all other non-cash charges, but excluding any other non-cash charge to the extent that it represents an accrual of or reserve for cash expenses that will be paid within twelve months after the date of determination, of that Person and its Restricted Subsidiaries for that period;

                  (4) net periodic pension and other post-retirement benefits;

                  (5) other income or expense net as set forth on the face of that Person's statement of operations;

                  (6) any payments made pursuant to the Financial Advisory Agreement; and

                  (7) any non-capitalized transaction costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, any earn-out or similar expenses in connection with acquisitions or dispositions and financing and refinancing fees and costs incurred in connection with the Offerings and related transactions, in each case, on a consolidated basis and determined in accordance with GAAP.

         Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the Fixed Charges of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent and in the same proportion that Net Income of that Restricted Subsidiary was included in calculating the Consolidated Net Income of that Person.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication,

                  (1) the interest expense of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP, including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided that in no event shall any amortization of deferred financing costs be included in Consolidated Interest Expense; and

                  (2) the consolidated capitalized interest of that Person and its Restricted Subsidiaries for that period, whether paid or accrued; provided, however, that Receivables Fees shall be deemed not to constitute Consolidated Interest Expense.

         Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent and in the same proportion that the net income of that Restricted Subsidiary was included in calculating Consolidated Net Income.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; provided that

                  (1) the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

                  (2) the Net Income (or loss) of any Restricted Subsidiary other than a Subsidiary organized or having its principal place of business outside the United States shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income (or loss) is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary;

                  (3) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of that acquisition shall be excluded; and

                  (4) the cumulative effect of a change in accounting principles shall be excluded.

          "Continuing Members" means, as of any date of determination, any member of the board of directors of the Company who:

                  (1) was a member of the Company's board of directors on the date of this Indenture; or

                  (2) was nominated for election or elected to the Company's board of directors with the approval of, or whose election to the board of directors was ratified by, at least a majority of the Continuing Members who were members of the Company's board of directors at the time of that nomination or election.

         "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Agreement" means that certain Second Amended and Restated Credit Agreement, dated on or about April 23, 2004 among the Company, various financial institutions party thereto, and Credit Suisse

First Boston, as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement:

                  (1) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby;

                  (2) adding or deleting borrowers or guarantors thereunder,

                  (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date that Indebtedness is incurred it would not be prohibited by Section 4.09(b)(1); or

                  (4) otherwise altering the terms and conditions thereof.

         "Credit Facilities" means, with respect to the Company and its Restricted Subsidiaries, one or more debt facilities (including the Credit Agreement and any Foreign Credit Facility), commercial paper facilities, or indentures providing for revolving credit loans, term loans, notes, or other financing or letters of credit, or other credit facilities, in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Date of Issuance" means April 23, 2004.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Noncash Consideration" means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of that valuation, executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of that Designated Noncash Consideration.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness (except to the extent exchangeable at the option of that Person subject to the terms of any debt instrument to which that Person is a party) or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase that Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of that Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to those provisions unless that repurchase or redemption complies with Section 4.07 hereof and provided further that, if that Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to those employees, that Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

          "DLJ Merchant Banking funds" means DLJ Merchant Banking Partners II, L.P. and its Affiliates.

          "Domestic Subsidiary" means a Subsidiary that is organized under the laws of the United States or any State, district or territory thereof.

          "Eligible Institution" means a commercial banking institution that has combined capital and surplus not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-3" or higher according to Standard & Poor's Ratings Group ("S&P") or "P-2" or higher according to Moody's Investor Services, Inc. ("Moody's") or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until those amounts are repaid.

         "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

         "Financial Advisory Agreement" means the financial advisory agreement with Credit Suisse First Boston LLC described in the offering circular under "Certain Relationships and Related Party Transactions" or any amendment, modification, or replacement thereof between Parent or any of its Subsidiaries and a Principal or one of its Affiliates.

         "First Priority Lien Obligations" means (i) Indebtedness and other obligations under the Credit Agreement, including Obligations (as that term is defined in the Credit Agreement) of the Company and each other Obligor (as defined in the Credit Agreement), (ii) Hedging Obligations payable to a lender under the Credit Agreement or an Affiliate thereof or a Person that was a lender or Affiliate thereof at the time such Hedging Obligation was entered into, to the extent such Hedging Obligations are secured by Liens on assets also securing Indebtedness (including all Obligations) under the Credit Agreement and (iii) any other Obligations secured by the Collateral on a first priority basis in a manner permitted by this Indenture. The Company shall notify the Administrative Agent, the Collateral Agent and the Trustee if any Obligations will be secured by a Lien on the Collateral as contemplated by clause (iii) and that such Obligations constitute "Future First Lien Credit Facilities" under the Intercreditor Agreement.

         "First Priority Liens" means all Liens that secure the First Priority Lien Obligations.

         "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of that Person for that period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date (as defined below)) to the Fixed Charges of that Person for that period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date).

         In the event that the referent Person or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to that incurrence, assumption, guarantee or redemption of Indebtedness, or that issuance or redemption of preferred stock and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or subsequent to that reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of the Company (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of,

                  (1) the Consolidated Interest Expense of that Person for that period, excluding any amounts that represent mark-to-market gains or losses; and

                  (2) all dividend payments on any series of preferred stock of that Person (other than dividends payable solely in Equity Interests that are not Disqualified Stock),

in each case, on a consolidated basis and in accordance with GAAP.

          "Foreign Credit Facilities" means any Indebtedness of a Restricted Subsidiary organized or having its principal place of business outside the United States.

         "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

          "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guarantors" means (i) each Restricted Subsidiary of the Company on the date of this Indenture that is a Domestic Subsidiary and (ii) any other Subsidiary that executes a Note Guarantee in accordance with the provisions hereof, in each case until such guarantee is released in accordance with the provisions hereof.

         "Hedging Obligations" means, with respect to any Person, the obligations of that Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to protect that Person against fluctuations in interest rates and (c) agreements or arrangements designed to protect that Person against fluctuations in currency rates.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any Person, any indebtedness of that Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense, trade payable or customer contract advances, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of that Person (whether or not that Indebtedness is assumed by that Person) and, to the extent not otherwise included, the guarantee by that Person of any Indebtedness of any other Person, provided that Indebtedness shall not include the pledge by the Company of the Capital Stock of an Unrestricted Subsidiary of the Company to secure Non-Recourse Debt of that Unrestricted Subsidiary.

The amount of any Indebtedness outstanding as of any date shall be:

                  (1) the accreted value thereof (together with any interest thereon that is more than 30 days past due), in the case of any Indebtedness that does not require current payments of interest;

                  (2) the principal amount thereof, in the case of any other Indebtedness (except as set forth below) provided that the principal amount of any Indebtedness that is denominated in any currency other than United States dollars shall be the amount thereof, as determined pursuant to the foregoing provision, converted into United States dollars at the Spot Rate in effect on the date that Indebtedness was incurred or, if that indebtedness was incurred prior to the date of this Indenture, the Spot Rate in effect on the date of this Indenture;

                  (3) the net termination value of any Hedging Obligations as of such date or, in the case of any Hedging Obligation permitted to be incurred pursuant to clause (8) of Permitted Indebtedness, zero; and

                  (4) in the case of any Indebtedness permitted to be incurred pursuant to clause (11) of Permitted Indebtedness, zero.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means the Notes issued on the date of this Indenture and any Notes issued in exchange or replacement therefor.

         "Intercreditor Agreement" means that certain Intercreditor Agreement dated April 23, 2004 by and among the Administrative Agent (as defined therein), the Collateral Agent, the Company and each other Obligor (as defined therein) party thereto as amended or modified from time to time, including any similar agreement entered into pursuant to Section 4.18(c) of this Indenture.

         "Investments" means, with respect to any Person, all investments by that Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, provided that an investment by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment other than for purposes of clause (3) of the definition of "Qualified Proceeds."

         If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, that Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market

Value of the Equity Interests of that Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of
Section 4.07 hereof.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

         "Lender Collateral" has the meaning set forth in the Intercreditor Agreement.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

         "Management Loans" means one or more loans by the Company or Parent to officers and/or directors of the Company and any of its Restricted Subsidiaries to finance the purchase by such officers and directors of common stock of Parent; provided that the aggregate principal amount of all such Management Loans outstanding at any time shall not exceed $7.5 million.

         "Net Income" means, with respect to any Person, the net income (loss) of that Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however.

                  (1) any gain (or loss), together with any related provision for taxes on that gain (or loss), realized in connection with:

                           (a) any Asset Sale, including, without limitation,
                  dispositions pursuant to sale and leaseback transactions; or

                           (b) the extinguishment of any Indebtedness of that
                  Person or any of its Restricted Subsidiaries; and

                  (2) any extraordinary, unusual or nonrecurring income (or expense) or any restructuring costs, or costs reasonably determined by management to be associated with facility or product line closures, consolidation or rationalization, together with any related provision for taxes and any compensation charge incurred in connection with the Offerings and related transactions.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication,

                  (1) the direct costs relating to that Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and appraiser fees and cost of preparation of assets for sale, and any relocation expenses incurred as a result thereof;

                  (2) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

                  (3) amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness incurred pursuant to the Credit Agreement) secured by a Lien on the asset or assets that were the subject of that Asset Sale; and

                  (4) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets until such time as that reserve is reversed or that escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from that escrow arrangement, as the case may be.

          "Non-Recourse Debt" means Indebtedness,

                  (1) no default with respect to, which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

                  (2) as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by the Company to secure debt of that Unrestricted Subsidiary) or assets of the Company or any of its Restricted Subsidiaries;

provided that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions (and any related right of recourse) contained in a guarantee thereof by the Company or any of its Restricted Subsidiaries if the Company or that Restricted Subsidiary was otherwise permitted to incur that guarantee pursuant to this Indenture.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Note Documents" means this Indenture, the Notes of each series, the Note Guarantees of such series (as applicable) and the Security Documents (excluding any Security Document not securing the Note Obligations).

         "Note Guarantee" means the Guarantee by each Guarantor of the Company's obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

         "Note Obligations" means all Obligations in respect of the Notes, the Note Guarantees and this Indenture.

         "Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering" means the offering of the Initial Notes. The Offering and the concurrent offering of the Company's Subordinated Notes are collectively referred to as the "Offerings."

         "Officer" means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, that meets the requirements of Section
14.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
14.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Parent" means Mueller Holdings (N.A.), Inc., the corporate parent of the Company, or its successors.

         "Pari Passu Indebtedness" means Indebtedness of the Company that ranks pari passu in right of payment to the Notes.

         "Parity Lien" means, to the extent securing Parity Lien Obligations, a Lien granted by a Security Document and held by the Collateral Agent as security for Note Obligations and Parity Lien Obligations.

         "Parity Lien Debt" means the principal of and interest and premium, if any, on Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred by Section 4.09 hereof, that:

                  (1) is subject to an indenture or agreement which provides that the notes or other Indebtedness of such series and/or guarantees of such series are equally and ratably secured by Liens at any time granted by the Company or any of its Restricted Subsidiaries as security for such Indebtedness on a parity basis with the Liens securing the Notes; and

                  (2) is designated by the Company, in an Officers' Certificate delivered to the Trustee on or before such date, as Parity Lien Debt for the purposes of this Indenture.

         "Parity Lien Obligations" means Parity Lien Debt and all other Obligations of any Obligor under each indenture or agreement governing, securing or relating to any Parity Lien Debt.

         "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Permitted Business" means any Person engaged directly or indirectly in the flow-control product business or any business reasonably related, incidental or ancillary thereto.

         "Permitted Investments" means:

                  (1) any Investment in the Company or in a Restricted Subsidiary of the Company,

                  (2) any Investment in cash or Cash Equivalents;

                  (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of that Investment,

                           (a) that Person becomes a Restricted Subsidiary of
                  the Company; or

                           (b) that Person is merged, consolidated or
                  amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company;

                  (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

                  (5) any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of the Company;

                  (6) any Investment in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (6) that are at that time outstanding, not to exceed 15% of Total Assets at the time of that Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

                  (7) Investments relating to any special purpose Wholly Owned Subsidiary of the Company organized in connection with a Receivables Facility that, in the good faith determination of the board of directors of the Company, are necessary or advisable to effect that Receivables Facility;

                  (8) the Management Loans or Investments in Parent to fund Management Loans; and

                  (9) Hedging Obligations permitted to be incurred under
         Section 4.09 hereof or other hedging obligations designed to protect a Person against fluctuations in commodity prices, incurred in the ordinary course of business.

         "Permitted Liens" means:

                  (1) Liens on property or shares of a Person existing at the time that Person is merged into or consolidated with or acquired by the Company or any Restricted Subsidiary, provided that those Liens were not incurred in contemplation of that merger or consolidation or acquisition and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to that merger or consolidation or acquisition;

                  (2) Liens existing on the date of this Indenture;

                  (3) Liens securing Indebtedness consisting of Capitalized Lease Obligations, purchase money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations (and all Obligations in respect thereof), in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or its Restricted Subsidiaries, or repairs, additions or improvements to those assets (including Capital Stock of any Person owning such assets), provided that:

                           (a) those Liens secure Indebtedness in an amount not
                  in excess of the original purchase price or the original cost of any such assets or repair, additional or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of that Indebtedness);

                           (b) those Liens do not extend to any other assets of
                  the Company or its Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, that Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved);

                           (c) the Incurrence of that Indebtedness is permitted
                  by Section 4.09 hereof; and

                           (d) those Liens attach within 365 days of that
                  purchase, construction, installation, repair, addition or improvement;

                  (4) Liens to secure any refinancings, renewals, extensions, modification or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above (and all Obligations in respect thereof) so long as that Lien does not extend to any other property (other than improvements thereto);

                  (5) Liens securing surety bonds or letters of credit entered into in the ordinary course of business and consistent with past business practice;

                  (6) Liens on and pledges of the capital stock of any Unrestricted Subsidiary securing Non-Recourse Debt of that Unrestricted Subsidiary;

                  (7) Liens on the Lender Collateral (as defined in the Intercreditor Agreement) securing (a)(i) Indebtedness (including all Obligations in respect thereof) under any Credit Facility then classified as incurred under Section 4.09(b)(1); and (ii) Hedging Obligations payable to a lender under the Credit Agreement or an Affiliate thereof or to a Person that was a lender or Affiliate thereof at the time the contract was entered into to the extent such Hedging Obligations are secured by Liens on assets also securing Indebtedness (including all Obligations in respect thereof) under the Credit Agreement; (b) the Notes, the Note Guarantees thereof (and all Obligations in respect thereof) and (c) any other Indebtedness permitted to be incurred under this Indenture (and all Obligations in respect thereof), (i) on a first priority basis, if after giving pro forma effect to the incurrence of such Indebtedness, the Company's Total First Lien Leverage Ratio is no greater than 3.0 to 1 and (ii) on a second priority basis behind the Indebtedness, if any, described in clause (a) and (c)(i) above if, after giving pro forma effect to the incurrence of such Indebtedness, the Company's Total Secured Leverage Ratio is no greater than 4.75 to 1;

                  (8) Liens securing Indebtedness that is permitted by the terms of this Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $50.0 million;

                  (9) Liens securing Indebtedness of any Restricted Subsidiary permitted to be incurred under this Indenture (and all Obligations in respect thereof);

                  (10) Liens incurred in the ordinary course of business not securing debt for money borrowed and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;

                  (11) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or a Restricted Subsidiary (and all Obligations in respect thereof);

                  (12) Liens securing Hedging Obligations otherwise permitted under this Indenture; and

                  (13) judgment liens, and Liens securing appeal bonds or letters of credit in lieu of appeal bonds in respect of judgments not otherwise giving rise to an Event of Default.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued within 60 days after repayment of, in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

                  (1) the principal amount (or accreted value, if applicable) of that Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

                  (2) that Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, that Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable, taken as a whole, to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded..

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Principals" means (i) the DLJ Merchant Banking funds and (ii) except for purposes of Section 4.15 hereof, any Person that acquires Equity Interests of Parent from a Principal.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Public Equity Offering" means (1) any issuance of common stock by the Company, other than to Parent and other than Disqualified Stock, and (2) any issuance of common stock or preferred stock by Parent, other than Disqualified Stock that is registered pursuant to the Securities Act, other than issuances registered on Form S-8 and issuances registered on Form S-4, excluding issuances of common stock pursuant to employee benefit plans of Parent or the Company or otherwise as compensation to employees of Parent or the Company.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Qualified Proceeds" means any of the following or any combination of the following:

                  (1) cash;

                  (2) Cash Equivalents;

                  (3) assets (other than Investments) that are used or useful in a Permitted Business; and

                  (4) the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by the Company or any Restricted Subsidiary of the Company of that Capital Stock,

                           (a) that Person becomes a Restricted Subsidiary of
                  the Company or any Restricted Subsidiary of the Company; or

                           (b) that Person is merged, consolidated or
                  amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary of the Company.

          "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to an Accounts Receivable Subsidiary.

          "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 23, 2004, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time; and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

         "Regulation S" means Regulation S promulgated under the Securities
Act.

         "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

         "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A2 hereto bearing the Global Note Legend and the Private Placement Legend deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "Related Party" means, with respect to any Principal,

                  (1) any controlling stockholder or partner of that Principal on the date of this Indenture; or

                  (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 51% or more controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clauses (1) or
         (2).

         "Representative" means the Indenture trustee or other trustee, agent or representative for any Senior Debt.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated under the Securities Act.

         "Second Priority Liens" means all Liens on Lender Collateral that secure the Note Obligations and other Indebtedness secured by second priority liens on any part of such Collateral.

         "Security Agreements" means all security agreements, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Collateral Agent executed and delivered on or prior to the date of this Indenture.

         "Security Documents" means, collectively, the Security Agreements, the Intercreditor Agreement and all other security agreements, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Collateral Agent, for the benefit of the Trustee and the holders of the Notes, in all or any portion of the Collateral, in each case, as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, in accordance with the terms thereof.

         "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Administrative Agent for the benefit of, on a first priority basis, the Secured Parties (as defined in the Credit Agreement) or the Collateral Agent, as the case may be, on a second priority basis, for the benefit of the Trustee and Holders of the Notes.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Indebtedness" means,

                  (1) all Indebtedness of that Person outstanding under the Credit Agreement and all Hedging Obligations payable to a lender or an Affiliate thereof or to a Person that was a lender or an Affiliate thereof at the time the contract was entered into under the Credit Agreement or any of its Affiliates, including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not that interest is an allowable claim in that bankruptcy proceeding;

                  (2) all Indebtedness under the Notes ; and

                  (3) any other Indebtedness, unless the instrument under which that Indebtedness is incurred expressly provides that it is subordinated in right of payment to any other Senior Indebtedness of that Person; and

         Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

                           (a) any liability for federal, state, local or other
                  taxes;

                           (b) any Indebtedness of that Person to any of its
                  Subsidiaries;

                           (c) any trade payables;

                           (d) the Subordinated Notes; or

                           (e) any Indebtedness that is incurred in violation
                  of this Indenture.


         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in either clause (1) or clause (2) of
Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as that Regulation is in effect on the date hereof.

          "Spot Rate" means, for any currency, the spot rate at which that currency is offered for sale against United States dollars as determined by reference to the New York foreign exchange selling rates, as published in The Wall Street Journal on that date of determination for the immediately preceding business day or, if that rate is not available, as determined in any publicly available source of similar market data.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which that payment of interest or principal was scheduled to be paid in the original documentation governing that Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any interest or principal prior to the date originally scheduled for the payment thereof.

         "Subordinated Notes" means the Company's 10% Senior Subordinated Notes due 2012 issued pursuant to the Subordinated Notes Indenture.

         "Subordinated Notes Indenture" means the indenture governing the Subordinated Notes dated as of April 23, 2004 by and among the Company, the Guarantors and Law Debenture Trust Company of New York.

         "Subsidiary" means, with respect to any Person,

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership or limited liability company,

                           (a) the sole general partner or the managing general
                  partner or managing member of which is that Person or a Subsidiary of that Person; or

                           (b) the only general partners or managing members of
                  which are that Person or of one or more Subsidiaries of that Person (or any combination thereof).

         "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C.ss.ss. 77aaa-77bbbb).

         "Tax Sharing Agreement" means any tax sharing agreement or arrangement between the Company and Parent, as the same may be amended from time to time; provided that in no event shall the amount permitted to be paid pursuant to all such agreements and/or arrangements exceed the amount the Company would be required to pay for income taxes were it to file a consolidated tax return for itself and its consolidated Restricted Subsidiaries as if it were a corporation that was a parent of a consolidated group.

         "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of the Company.


         "Total First Lien Leverage Ratio" means with respect to any Person, as of any date of determination, the ratio of (a) the consolidated Indebtedness secured by First Priority Liens of such Person net of consolidated cash and Cash Equivalents of that Person as of such date to (b) the Consolidated Cash Flow of that Person for the four most recently ended fiscal quarters ending on or prior to such date for which internal financial statements are available on a pro forma basis (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the date of determination). The amount of the consolidated Indebtedness secured by First Priority Liens shall be calculated without duplication of guarantees and Hedging Obligations to the extent that the principal underlying obligation is included in such calculation.

         For purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or thereafter but on prior to the date of determination shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of the Company (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

         "Total Secured Leverage Ratio" means with respect to any Person, as of any date of determination, the ratio of (a) the consolidated Indebtedness secured by either First Priority Liens or Second Priority Liens of such Person net of consolidated cash and Cash Equivalents of that Person as of such date to
(b) the Consolidated Cash Flow of that Person for the four most recently ended fiscal quarters ending on or prior to such date for which internal financial statements are available on a pro forma basis (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the date of determination). The amount of the consolidated Indebtedness secured by either First Priority Liens or Second Priority Liens shall be calculated without duplication of guarantees and Hedging Obligations to the extent that the principal underlying obligation is included in such calculation.

         For purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or thereafter but on prior to the date of determination shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of the Company (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

          "Total Senior Leverage Ratio" means with respect to any Person, as of any date of determination, the ratio of (a) the consolidated Senior Indebtedness of such Person net of consolidated cash and Cash Equivalents of that Person as of such date to (b) the Consolidated Cash Flow of that Person for the four most recently ended fiscal quarters ending on or prior to such date on a pro forma basis (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the date of determination). The amount of the consolidated Senior Indebtedness shall be calculated without duplication of guarantees and Hedging Obligations to the extent that the principal underlying obligation is included in such calculation.

         For purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or thereafter but on prior to the date of determination shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of the Company (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

         "Trustee" means Law Debenture Trust Company of New York until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

         "Unrestricted Subsidiary" means (1) Anvil International LLC, (2) Nipples el Superior de Mexico S.A. de C.V. and (3) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that Subsidiary:

                  (1) has no Indebtedness other than Non-Recourse Debt;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are permitted by Section 4.11 hereof;

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (other than Investments described in clause (7) of the definition of Permitted Investments),

                           (a) to subscribe for additional Equity Interests; or

                           (b) to maintain or preserve that Person's financial
                  condition or to cause that Person to achieve any specified levels, of operating results; and

                  (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

         Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the trustee a certified copy of the board resolution giving effect to that designation and an Officers' Certificate certifying that designation complied with the foregoing conditions and was permitted by Section
4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as a Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of that date (and, if that Indebtedness is not permitted to be incurred as of that date under the covenant described under
Section 4.09 hereof, the Company shall be in default of Section 4.09).

         The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of that Unrestricted Subsidiary and that designation shall only be permitted if:

                  (1) that Indebtedness is permitted under Section 4.09 hereof; and

                  (2) no Default or Event of Default would be in existence following that designation.

         "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

         "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of that Person all the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Restricted Subsidiaries of that Person or by that Person and one or more Wholly Owned Restricted Subsidiaries of that Person.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of that Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Subsidiaries of that Person.


Section 1.02      Other Definitions.

                                                                     Defined in
        Term                                                           Section
        ----                                                           -------
        "Affiliate Transaction"..................................       4.11
        "Asset Sale Offer".......................................       3.09
        "Authentication Order"...................................       2.02
        "Change of Control Offer"................................       4.15
        "Change of Control Payment"..............................       4.15
        "Change of Control Payment Date".........................       4.15
        "Covenant Defeasance"....................................       8.03
        "DTC"....................................................       2.03
        "Event of Default".......................................       6.01
        "Excess Proceeds"........................................       4.10
        "Future First Lien Credit Facility"                             4.18
        "incur"..................................................       4.09
        "Legal Defeasance".......................................       8.02
        "Offer Amount"...........................................       3.09
        "Offer Period"...........................................       3.09

                                                                     Defined in
        Term                                                           Section
        ----                                                           -------
        "Paying Agent"...........................................       2.03
        "Payment Default" .......................................       6.01
        "Permitted Indebtedness".................................       4.09
        "Purchase Date"..........................................       3.09
        "Registrar"..............................................       2.03
        "Restricted Payments"....................................       4.07
        "Subordinated Debt"......................................       4.07

Section 1.03      Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04      Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "will" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions;
         and

                  (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2
                                   THE NOTES

Section 2.01      Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

                  (1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act, all as contemplated by Section 2.06(b) hereof); and

                  (2) an Officers' Certificate from the Company.

         Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global

Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (3) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02      Execution and Authentication.

         At least one Officer must sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

         A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee will, upon receipt of a written order of the Company signed by one Officer (an "Authentication Order"), authenticate Notes for (i) original issue, up to the aggregate principal amount stated in paragraph 4 of the Notes and (ii) Additional Notes in such amounts as may be specified from time to time without limit, subject to Article 4 hereof. Additional Notes shall have the same terms in all respects as the Notes, or similar in all respects except for the payment of interest on the Notes (1) scheduled and paid prior to the date of issuance of those Additional Notes or (2) payable on the first Interest Payment Date following that date of issuance. The Notes and any Additional Notes will be treated as a single class for all purposes under this Indenture. In addition, the Trustee shall authenticate upon receipt of an Authentication Order other Notes issued in exchange therefor from time to time. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section
2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03      Registrar and Paying Agent.

         The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04      Paying Agent to Hold Money in Trust.

         The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05      Holder Lists.

         The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

Section 2.06      Transfer and Exchange.

                  (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

                           (1) the Company delivers to the Trustee notice from
                  the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

                           (2) the Company in its sole discretion determines
                  that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

                           (3) there has occurred and is continuing a Default
                  or Event of Default with respect to the Notes.

         Upon the occurrence of any of the preceding events in (1),(2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or
(f) hereof upon prior written notice given to the Trustee by or on behalf of the Depositary.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                           (A) both:

                                    (i) a written order from a Participant or
                           an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii) instructions given in accordance with
                           the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                           (B) both:

                                    (i) a written order from a Participant or
                           an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
                           Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii) instructions given by the Depositary
                           to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon consummation of an Exchange Offer by the Company in accordance with
Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(2) above and:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer acquiring Notes directly from the Company, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement; or

                           (C) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an

                           Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (ii) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (C) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (C) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

                           (E) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof,

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and
         (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer acquiring Notes directly from the Company, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement; or

                           (C) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (ii) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial
Interests.

                  (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clauses (C) and (D) above, the Regulation S Global Note.

                  (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer acquiring Notes directly from the Company, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement; or

                           (C) the Registrar receives the following:

                                    (i) if the Holder of such Definitive Notes
                           proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                           (1)(c) thereof; or

                                    (ii) if the Holder of such Definitive Notes
                           proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(C)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B),
         (2)(C) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule
                  903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant
                  to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer acquiring Notes directly from the Company, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement; or

                           (C) the Registrar receives the following:

                                    (i) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (ii) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (C), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

                  (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers acquiring Notes directly from the Company, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

                  (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers acquiring Notes directly from the Company, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

         Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         The Company may issue, and upon receipt of an authentication order the Trustee will authenticate, Exchange Notes with respect to the Notes to be sold using a Shelf Registration Statement.

         (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (1) Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

                           (B) Notwithstanding the foregoing, any Global Note
                  or Definitive Note issued pursuant to subparagraphs (b)(4),
                  (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this
                  Section 2.06 (and all Notes issued in exchange therefor or substitution thereof), any Regulation S Permanent Global Note and any Additional Notes issued in transactions registered with the SEC will not bear the Private Placement Legend.

                  (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE

BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a Legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

                  (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10,
         4.15 and 9.05 hereof).

                  (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (5) Neither the Registrar nor the Company will be required:

                           (A) to issue, to register the transfer of or to
                  exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                           (B) to register the transfer of or to exchange any
                  Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a
                  Note between a record date and the next succeeding interest payment date.

                  (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
         2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07      Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08      Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09      Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10      Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11      Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12      Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13      CUSIP and CINS Numbers.

         The Company in issuing the Notes may use "CUSIP" and "CINS" numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or Offer to Purchase. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.01      Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

                  (1) the clause of this Indenture pursuant to which the redemption shall occur;

                  (2) the redemption date;

                  (3) the principal amount of Notes to be redeemed; and

                  (4) the redemption price.

Section 3.02      Selection of Notes to Be Redeemed or Purchased.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase:

                  (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

                  (2) if otherwise on a pro rata basis.

         In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

         The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03      Notice of Redemption.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

         The notice will identify the Notes to be redeemed and will state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

                  (4) the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04      Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05      Deposit of Redemption or Purchase Price.

         One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

Section 3.06      Notes Redeemed or Purchased in Part.

         Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07      Optional Redemption.

         (a) At any time on or prior to November 1, 2005, the Company may redeem up to 35% of the aggregate principal amount of Notes from time to time originally issued under this Indenture in cash at a redemption price of 100.000% of the principal amount thereof plus an amount equal to the Applicable Eurodollar Rate then in effect multiplied by the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

                  (1) at least 65% of the aggregate principal amount of Notes from time to time originally issued under this Indenture remains outstanding immediately after the occurrence of the redemption; and

                  (2) the redemption shall occur within 90 days of the date of the closing of any such Public Equity Offering.

         (b) Except pursuant to the preceding paragraph, the Notes will not redeemable at the Company's option prior to November 1, 2005.

         (c) On and after November 1, 2005, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to each Holder and the Trustee, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:



Year                                                            Percentage

2005....................................................          102.000%
2006....................................................          101.000%
2007 and thereafter.....................................          100.000%


         (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08      Mandatory Redemption.

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09      Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

         The Asset Sale Offer shall be made to all Holders. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

                  (1) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

                  (2) the Offer Amount, the purchase price and the Purchase
         Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (8) that, if the aggregate principal amount of Notes surrendered by holders thereof exceeds the Offer Amount, the Trustee will select the Notes to be purchased in compliance with the requirements of any national securities exchange on which the Notes are listed or, if not listed, on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

                  (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4
                                   COVENANTS

Section 4.01      Payment of Notes.

         The Company will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02      Maintenance of Office or Agency.

         The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

Section 4.03      Reports.

         Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of
Notes:

         (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

         (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file those reports, in each case, within the time periods specified in the SEC's rules and regulations.

         In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required rules and regulations of the SEC, the Company will file a copy of all that information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make that information available to securities analysts and prospective investors upon request.

         In addition, for so long as any Notes remain outstanding, the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04      Compliance Certificate.

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05      Taxes.

         The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06      Stay, Extension and Usury Laws.

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07      Restricted Payments.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests other than (x) dividends or (y) distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company;

                  (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or Parent other than any of those Equity Interests owned by the Company or any Restricted Subsidiary of the Company;

                  (3) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or any Note Guarantee ("Subordinated Debt"), except a payment of interest or principal at the Stated Maturity thereof; or

                  (4) make any Restricted Investment

(all payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to that Restricted Payment:

                  (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (2) the Company would, immediately after giving pro forma effect thereto as if that Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
         Section 4.09 hereof; and

                  (3) that Restricted Payment together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (1) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause (3)), (2) through (13), (15) and (16) of the next succeeding paragraph of this
         Section 4.07), is less than the sum, without duplication, of:

                           (a) 50% of the Consolidated Net Income of the
                  Company for the period (taken as one accounting period) commencing January 1, 2004 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of that Restricted Payment (or, if Consolidated Net Income for that period is a deficit, less 100% of the deficit); plus

                           (b) 100% of the Qualified Proceeds received by the
                  Company on or after the date of this Indenture from contributions to the Company's capital or from the issue or sale on or after the date of this Indenture of Equity Interests of the Company or of Disqualified Stock or convertible debt securities of the Company to the extent that they have been converted into those Equity Interests, other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of the Company and Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock; plus

                           (c) the amount equal to the net reduction in
                  Investments in Persons after the date of this Indenture who are not Restricted Subsidiaries (other than Permitted Investments) resulting from:

                                    (i) Qualified Proceeds received as a
                           dividend, repayment of a loan or advance or other transfer of assets (valued at the Fair Market Value thereof) to the Company or any Restricted Subsidiary from those Persons;

                                    (ii) Qualified Proceeds received upon the
                           sale or liquidation of those Investments; and

                                    (iii) the redesignation of Unrestricted
                           Subsidiaries (excluding any increase in the amount available for Restricted Payments pursuant to clause
                           (11) below arising from the redesignation of that Unrestricted Subsidiary) whose assets are used or useful in, or which is engaged in, one or more Permitted Business as Restricted Subsidiaries (valued, proportionate to the Company's equity interest in that Subsidiary, at the Fair Market Value of the net assets of that Subsidiary at the time of that redesignation).

         The foregoing provisions will not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, the payment would have complied with the provisions of this Indenture;

                  (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

                  (3) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

                  (4) payments and transactions in connection with (x) the Financial Advisory Agreement, not to exceed $500,000 in any one calendar year, and (y) the Offerings and the Credit Agreement (including commitment, syndication and arrangement fees payable thereunder) and the application of the proceeds thereof, including to make a dividend or distribution to Parent, and the payment of fees and expenses with respect thereto;

                  (5) the payment of dividends or the making of loans or advances by the Company to Parent not to exceed $2.0 million in any fiscal year for costs and expenses incurred by Parent in its capacity as a holding company for services rendered by Parent on behalf of the Company;

                  (6) payments or distributions to Parent pursuant to any Tax Sharing Agreement;

                  (7) the payment of dividends by a Restricted Subsidiary on any class of common stock of that Restricted Subsidiary if:

                           (a) that dividend is paid pro rata to all holders of
                  that class of common stock; and

                           (b) at least 51% of that class of common stock is
                  held by the Company or one or more of its Restricted Subsidiaries;

                  (8) the repurchase of any class of common stock of a Restricted Subsidiary if:

                           (a) that repurchase is made pro rata with respect to
                  that class of common stock; and

                           (b) at least 51% of that class of common stock is
                  held by the Company or one or more of its Restricted Subsidiaries;

                  (9) (the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued on or after the date of this Indenture in accordance with Section 4.09 hereof; provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

                  (10) repurchases of Equity Interests deemed to occur upon exercise of stock options if those Equity Interests represent a portion of the exercise price of those options;

                  (11) any other Restricted Payment (other than a Restricted Payment of a type described in clause (1) of the first paragraph of this Section 4.07) which, together with all other Restricted Payments made pursuant to this clause (11) since the date of this Indenture, does not exceed $40.0 million, in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (11) either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to the Company's equity interest in that Subsidiary at the time of that redesignation, at the Fair Market Value of the net assets of that Subsidiary at the time of that redesignation), in the case of clause (i) and (ii), not to exceed the amount of the Restricted Investment previously made pursuant to this clause (11); provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

                  (12) the pledge by the Company of the Capital Stock of an Unrestricted Subsidiary of the Company to secure Non-Recourse Debt of that Unrestricted Subsidiary;

                  (13) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of any Restricted Subsidiary issued after the date of this Indenture, provided that the aggregate price paid for any such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of:

                           (a) the amount of cash and Cash Equivalents received
                  by that Restricted Subsidiary from the issue or sale thereof; and

                           (b) any accrued dividends thereon the payment of
                  which would be permitted pursuant to clause (9) above;

                  (14) any Investment in an Unrestricted Subsidiary that is funded by Qualified Proceeds received by the Company on or after the date of this Indenture from contributions to the Company's capital or from the issue and sale on or after the date of this Indenture of Equity Interests of the Company or of Disqualified Stock or convertible debt securities to the extent they have been converted into that Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock) in an amount (measured at the time that Investment is made and without giving effect to subsequent changes in value) that does not exceed the amount of those Qualified Proceeds (excluding any such Qualified Proceeds to the extent utilized to permit a prior "Restricted Payment" pursuant to clause (3)(b) of the preceding paragraph);

                  (15) distributions or payments of Receivables Fees;

                  (16) the payment of a dividend from Mueller to Parent on or about the date of the Indenture not to exceed an amount equal to the net proceeds of the Offerings and borrowings under the Credit Agreement on the date of the indenture (less (x) amounts thereof used to repay Indebtedness and pay related fees and expenses and (y) $10.0 million); and

                  (17) the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof in the event of (x) a Change of Control or (y) an Asset Sale;

         provided that, in each case, prior to the repurchase, the Company has made an offer to purchase the Notes pursuant to this Indenture and has repurchased all Notes issued hereunder that were validly tendered for payment in connection with the offer to purchase.

         The board of directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. For purposes of making that designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Investments made at the time of that designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of

                  (1) the net book value of that Investments at the time of that designation and

                  (2) the Fair Market Value of that Investments at the time of that designation.

That designation will only be permitted if that Investment would be permitted at that time and if that Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The amount of

                  (1) all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or that Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment and

                  (2) Qualified Proceeds (other than cash) shall be the Fair Market Value on the date of receipt thereof by the Company of those Qualified Proceeds.

The Fair Market Value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits; or

                      (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

                  (1) Existing Indebtedness as in effect on the date of this Indenture;

                  (2) the Credit Agreement and the Subordinated Notes Indenture as in effect as of the date of this Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that the restrictions contained in any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the Credit Agreement or the Subordinated Notes Indenture are, in the good faith judgment of the Company `s board of directors, not materially less favorable, taken as a whole, to the holders of the Notes than those contained in the Credit Agreement or the Subordinated Notes Indenture;

                  (3) this Indenture, the Notes, the Note Guarantees and/or the Security Documents;

                  (4) applicable law and any applicable rule, regulation or order;

                  (5) any agreement or instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of that acquisition (except to the extent created in contemplation of that acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, that Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                  (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in Section 4.08(a)(3) hereof on the property so acquired;

                  (8) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of that Subsidiary;

                  (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are, in the good faith judgment of the Company's board of directors, not materially less favorable, taken as a whole, to the holders of the Notes than those contained in the agreements governing the Indebtedness being refinanced;

                  (10) secured Indebtedness otherwise permitted to be incurred under the provisions of Sections 4.09 and 4.12 hereof that limit the right of the debtor to dispose of the assets securing that Indebtedness;

                  (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                  (12) other Indebtedness or Disqualified Stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issuance Date pursuant to the provisions of Section 4.09 hereof;

                  (13) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

                  (14) restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of the Company, are necessary or advisable to effect that Receivables Facility.

Section 4.09      Incurrence of Indebtedness and Issuance of Preferred Stock

         (a) The Company

                  (1) will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness);

                  (2) will not and will not permit any of its Restricted Subsidiaries to, issue any shares of Disqualified Stock; and

                  (3) will not permit any of its Restricted Subsidiaries that is not a Guarantor to issue any shares of preferred stock;

provided that the Company or any Restricted Subsidiary may incur Indebtedness, including Acquired Indebtedness, or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which that additional Indebtedness is incurred or that Disqualified Stock is issued would have been at least 2.5 to 1, determined on a consolidated pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period.

         (b) The provisions of Section 4.09(a) will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

                  (1) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of The Company and those Restricted Subsidiaries thereunder) then classified as having been incurred in reliance upon this clause (1) that remains outstanding under such Credit Facilities after giving effect to that incurrence does not exceed an amount equal to $665.0 million;

                  (2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

                  (3) the incurrence by the Company of Indebtedness represented by the Notes and the Subordinated Notes and the applicable indentures and guarantees thereof by its Restricted Subsidiaries;

                  (4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or other obligations, in each case, the proceeds of which are used solely for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the Fair Market Value of the property, plant or equipment so acquired) used in the business of the Company or that Restricted Subsidiary, in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness to refund, refinance or replace such Indebtedness not to exceed $40.0 million outstanding after giving effect to that incurrence;

                  (5) Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing that acquisition; provided that:

                           (a) that Indebtedness is not reflected on the
                  balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and

                           (b) in the case of a disposition, the maximum
                  assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the Fair Market Value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and/or that Restricted Subsidiary in connection with that disposition;

                  (6) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is then classified as having been incurred pursuant to paragraph (a) of this
         Section 4.09 or by clauses (2), (3), (4), (6), (10) or (12) of paragraph (b) of Section 4.09;

                  (7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and/or any of its Restricted Subsidiaries; provided that:

                           (a) if the Company is the obligor on that
                  Indebtedness, that Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and

                           (b) (i) any subsequent issuance or transfer of
                  Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and

                                    (ii) any sale or other transfer of any such
                  Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of that Indebtedness by the Company or that Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

                  (8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging;

                           (a) interest rate risk with respect to any
                  Indebtedness that is permitted by the terms of this indenture to be outstanding; or

                           (b) exchange rate risk of that Person;

         provided that those agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

                  (9) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

                  (10) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Indebtedness; provided that the Company would have a higher Fixed Charge Coverage Ratio immediately after giving pro forma effect to such incurrence than the Fixed Charge Coverage Ratio immediately prior to such incurrence;

                  (11) obligations in respect of trade letters of credit, performance and surety bonds and completion guarantees (including related letters of credit) provided by the Company or any Restricted Subsidiary in the ordinary course of business; and

                  (12) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) outstanding after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $20.0 million.

         For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify that item of Indebtedness in any manner that complies with this Section 4.09 and that item of Indebtedness will be treated as having been incurred pursuant to only one of those clauses or pursuant to the first paragraph hereof. The Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph hereof; provided that the Company would be permitted to incur that item of Indebtedness (or that portion thereof) pursuant to that other clause or the first paragraph hereof, as the case may be, at the time of reclassification. The accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

Section 4.10      Asset Sales.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of that Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the board of directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

                  (2) at least 75% of the consideration therefor received by the Company or the Restricted Subsidiary is in the form of:

                           (a) cash or Cash Equivalents; or

                           (b) property or assets that are used or useful in a
                  Permitted Business, or the Capital Stock of any Person engaged in a Permitted Business if, as a result of the acquisition by the Company or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary.

         For the purposes of this provision, each of the following shall be deemed to be cash:

                                    (i) any liabilities, as shown on the
                           Company's or the Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or the Restricted Subsidiary from further liability;

                                    (ii) any securities, notes or other
                           obligations received by the Company or the Restricted Subsidiary from the transferee that are converted by the Company or the Restricted Subsidiary into cash or Cash Equivalents within 180 days of their receipt by the Company of the Restricted Subsidiary, but only to the extent of the cash or Cash Equivalents received; and

                                    (iii) any Designated Noncash Consideration
                           received by the Company or any of its Restricted Subsidiaries in that Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of that Designated Noncash Consideration, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

         The 75% limitation referred to in clause (2) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (i),
(ii) and (iii) above, is equal to or greater than what the after-tax proceeds would have been had that Asset Sale complied with the aforementioned 75% limitation.

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the Restricted Subsidiary, as the case may be, shall apply the Net Proceeds, at its option (or to the extent the Company is required to apply the Net Proceeds pursuant to the terms of the Credit Agreement), to:

                  (1) repay or purchase Pari Passu Indebtedness of the Company or any Guarantor or Indebtedness of any Restricted Subsidiary that is not a Guarantor, as the case may be,

provided that if the Company shall so repay or purchase Pari Passu Indebtedness of the Company (other than a repayment or purchase of Indebtedness under the Credit Agreement or any future Credit Facility secured on a first priority basis by the Collateral or any Indebtedness that is secured by a Lien on assets not constituting Collateral);

                           (a) it will equally and ratably reduce Indebtedness
                  under the Notes if the Notes are then redeemable; or

                           (b) if the Notes may not then be redeemed, the
                  Company shall make an offer, in accordance with the procedures set forth below for an Asset Sale Offer, to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase, the Notes that would otherwise be redeemed; or

                  (2) (a) an investment in property, the making of a capital expenditure or the acquisition of assets that, in each case, are used or useful in a Permitted Business; or

                        (b) the acquisition of Capital Stock of any Person primarily engaged in a Permitted Business if:
                                    (x) as a result of the acquisition by the
                  Company or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary; or

                                    (y) the Investment in that Capital Stock is
                  permitted by clause (6) of the definition of Permitted Investments.

Pending the final application of any Net Proceeds, the Company may temporarily reduce Indebtedness or otherwise invest those Net Proceeds in any manner that is not prohibited by this Indenture.

         Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth herein.

         To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes surrendered by holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased as set forth under Section 3.09 hereof. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11      Transactions with Affiliates.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction"), unless:

                  (1) that Affiliate Transaction is on terms that are no less favorable to the Company or that Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or that Restricted Subsidiary with an unrelated Person; and

                  (2) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions:

                           (a) for transactions involving aggregate
                  consideration in excess of $7.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that the relevant Affiliate Transaction complies with clause (1) of this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                           (b) for transactions involving aggregate
                  consideration in excess of $20.0 million, an opinion as to the fairness to the holders of that Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

                  (1) customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business (including ordinary course loans to employees not to exceed (a) $5.0 million outstanding in the aggregate at any time and (b) $2.0 million to any one employee) and consistent with the past practice of the Company or that Restricted Subsidiary;

                  (2) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (3) payments of customary fees by the Company or any of its Restricted Subsidiaries to the Principals and their Affiliates made for any financial advisory, financing, underwriting or placement services (whether structured as a fee or as an underwriting discount) or in respect of other commercial or investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the board of directors in good faith;

                  (4) any agreement as in effect on the date of this Indenture or any amendment thereto (so long as that amendment is not disadvantageous to the Holders of the Notes in any material respect) or any transaction contemplated thereby;

                  (5) payments and transactions in connection with the Credit Agreement (including commitment, syndication and arrangement fees payable thereunder) and the Offerings, including underwriting discounts and commissions in connection therewith, and the application of the proceeds of each, and the payment of fees and expenses with respect thereto;

                  (6) Restricted Payments that are permitted under Section 4.07 hereof and any Permitted Investments;

                  (7) sales of accounts receivable, or participation therein, in connection with any Receivables Facility;

                  (8) any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company; and

                  (9) transactions with joint venture and Unrestricted Subsidiaries on an arm's length basis approved by the Board of Directors.

Section 4.12      Liens.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, that secures obligations under any Pari Passu Indebtedness or subordinated Indebtedness of the Company on any asset or property now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless the Notes are equally and ratably secured with the obligations so secured until such time as those obligations are no longer secured by a Lien; provided that, in any case involving a Lien securing Indebtedness of the Company subordinated to the Notes, that Lien is subordinated to the Lien securing the Notes to the same extent that subordinated Indebtedness is subordinated to the Notes.

Section 4.13      Total Senior Leverage Ratio.

         So long as any of the Notes remain outstanding, if the Company's Total Senior Leverage Ratio is greater than 5.0:1 as of the last day of any fiscal quarter beginning with the first full fiscal quarter ending after the date of this Indenture, then the Applicable Eurodollar Rate will be increased by 2.0% from and including the date when the Company provides financial information with respect to such fiscal period pursuant to Section 4.03 hereof (or is required to provide such information if not so provided); provided, however, that such increase will cease to be effective if at any time after such increase, the Company's Total Senior Leverage Ratio is less than or equal to
5.0 to 1. Except as set forth in clause (4) under Section 6.01 hereof, failure to maintain such ratio shall not constitute a Default or Event of Default. Notwithstanding the failure to achieve such ratio in subsequent quarters, the Applicable Eurodollar Rate shall not be increased by more than 2.0%.

Section 4.14      Corporate Existence.

         Subject to Section 4.10 and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                  (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

                  (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15      Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of repurchase, the "Change of Control Payment"). Within 60 days following any Change of Control, the Company will or will cause the Trustee to mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Note not tendered will continue to accrue interest;

                  (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

         (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

                  (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

         The Paying Agent will promptly mail to each Holder of Notes that properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         Prior to complying with any of the provisions of this Section 4.15, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of Notes required by this Section 4.15.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control, if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.09 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer,

Section 4.16      Limitation on Sale and Leaseback Transactions.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

                  (1) the Company or that Restricted Subsidiary, as the case may be, could have:

                           (a) incurred Indebtedness in an amount equal to the
                  Attributable Indebtedness relating to that sale and leaseback transaction under Section 4.09 hereof; and

                           (b) incurred a Lien to secure such Indebtedness
                  pursuant to the provisions of Section 4.12 hereof;

                  (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the trustee) of the property that is the subject of that sale and leaseback transaction; and

                  (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.10 hereof.

Section 4.17      Additional Note Guarantees.

         The indenture will provide that, if any Wholly-Owned Restricted Subsidiary of the Company that is a Domestic Subsidiary guarantees any Indebtedness under the Credit Agreement, then such Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture in the form of Exhibit F and deliver an opinion of counsel, in accordance with the terms of this Indenture. The form of such Note Guarantee is attached as Exhibit E hereto.

Section 4.18 Further Assurances; Collateral Inspections and Reports; Costs and Indemnification

         (a) If the Company or any of the Guarantors at any time grants, assumes or becomes subject to any Lien upon any of its property then owned or thereafter acquired as security for any First Priority Lien Obligation, the Company will, or will cause such Guarantor to, concurrently:

                  (1) grant a Lien on such property to the Collateral Agent for the benefit of the holders of Note Obligations and Parity Lien Obligations (and, to the extent such grant would require the execution and delivery of a Security Document, the Company or such Guarantor shall execute and deliver a Security Document on substantially the same terms as the agreement or instrument executed and delivered to secure the First Priority Lien Obligations, with such changes as may be necessary or advisable to reflect the subordination of the Liens securing the Note Obligations and Parity Lien Obligations, including the changes made to the Security Agreements executed and delivered on the date of Issuance (as compared to the comparable Security Agreements securing First Priority Lien Obligations); and

                  (2) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law to the same extent as the Liens granted for the benefit of the First Priority Lien Obligations are perfected (but junior to such Lien pursuant to the Intercreditor Agreement).

If the Company or such Guarantor delivers an Opinion of Counsel to the holders of First Priority Lien Obligation in respect of the validity, perfection or priority of any Lien grant referred to in this clause (a), the Company or such Guarantor shall also deliver an Opinion of Counsel with respect to such matters to the Trustee and Collateral Agent.

         (b) Notwithstanding anything to the contrary set forth in clause (a) or elsewhere in this Indenture or any Security Document:

                  (1) any mortgages required to be granted pursuant to clause
         (a) on the Date of Issuance with respect to real property may be provided within 60 days following the Date of Issuance; and

                  (2) in the event that Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the Commission (or any other governmental agency) of separate financial statements of any affiliate of the Company due to the fact that such affiliate's capital stock or other securities secure the Notes or any Guarantee, then the capital stock or other securities of such affiliate need not be pledged pursuant to clause (a) and shall automatically be deemed released and to not be and to not have been part of the Collateral securing the Notes and the Note Guarantees but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to evidence the release of Liens securing Note Obligations on the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral.

         (c) If, after the Collateral is released in full as contemplated by
Section 5.1 of the Intercreditor Agreement and, thereafter, the Company subsequently incurs Obligations under a new Credit Facility or other First Priority Lien Obligations that are secured by liens on assets of the Company or any Guarantor of the type constituting Collateral and do not constitute Permitted Liens (excluding for this purpose

Permitted Liens under clause (7) thereof), then the Company and its Restricted Subsidiaries shall be required to secure the Notes and the Note Guarantees at such time by a Second Priority Lien on the collateral securing such Obligations or First Priority Lien Obligations to the same extent provided by clauses (a) and (b) above on the terms and conditions of the security documents relating to the new Credit Facility (the "Future First Lien Credit Facility") or such other First Priority Lien Obligations, with the Liens on the Collateral granted in favor either of the administrative agent under such new Credit Facility or a collateral agent designated by the Company to hold the Liens for the benefit of the holders of Note Obligations and other Parity Lien Obligations and subject to an intercreditor agreement that provides the administrative agent under such Credit Facility substantially the same rights and powers as afforded under the Security Agreements and the Intercreditor Agreement entered into in connection herewith.

         (d) Upon request of the Collateral Agent at any time after an Event of Default has occurred and is continuing, the Company will, and will cause its Restricted Subsidiaries to, (i) permit the Collateral Agent or any advisor, auditor, consultant, attorney or representative acting for the Collateral Agent, upon reasonable notice to the Company and during normal business hours, to visit and inspect any of the property of the Company and its Restricted Subsidiaries, to review, make extracts from and copy the books and records of the Company and its Restricted Subsidiaries relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of the Company and its Restricted Subsidiaries, and (ii) deliver to the Collateral Agent such reports, including valuations, relating to any such property or any Lien thereon as the Collateral Agent may request.

         (e) The Company will bear and pay all legal expenses, collateral audit and valuation costs, filing fees, insurance premiums and other costs associated with the performance of the obligations of the Company and its Restricted Subsidiaries set forth in this Section 4.18 and also will pay, or promptly reimburse the Trustee and Collateral Agent for, all costs and expenses incurred by the Trustee or Collateral Agent in connection therewith, including all reasonable fees and charges of any advisors, auditors, consultants, attorneys or representatives acting for the Trustee or for the Collateral Agent.

                                   ARTICLE 5
                                   SUCCESSORS

Section 5.01     Merger, Consolidation, or Sale of Assets.

         The Company will not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

                  (1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which that sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia provided that if such Person is a limited liability company or partnership, a corporate Wholly Owned Restricted Subsidiary of such Person organized under the laws of the United States, any state thereof or the District of Columbia becomes a co-issuer of the Notes in connection therewith;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which that sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

                  (3) immediately after that transaction no Default or Event of Default exists; and

                  (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which that sale, assignment, transfer, conveyance or other disposition shall have been made

                           (a) will, at the time of such transaction and after
                  giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or

                           (b) would, together with its Restricted
                  Subsidiaries, have a higher Fixed Charge Coverage Ratio immediately after that transaction (after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period) than the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries immediately prior to that transaction.

         The foregoing clause (4) will not prohibit:

                  (a) a merger between the Company and a Wholly Owned Subsidiary of Parent created for the purpose of holding the Capital Stock of the Company;

                  (b) a merger between the Company and a Wholly Owned Restricted Subsidiary; or

                  (c) a merger between the Company and an Affiliate incorporated solely for the purpose of reincorporating or reorganizing the Company in another State of the United States so long as, in each case, the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

         The Company will not lease all or substantially all of its properties or assets to any Person in one or more related transactions.

Section 5.02      Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES



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Section 6.01      Events of Default.

         Each of the following is an "Event of Default":

                  (1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes;

                  (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

                  (3) failure by the Company or any of its Restricted Subsidiaries for 30 days after receipt of notice from the Trustee or holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions of Sections 4.07, 4.09, 4.10, 4.15 or 5.01 hereof;

                  (4) the maintenance by the Company of a Total Senior Leverage Ratio greater than 6.0 to 1 at all times during a period of at least eight consecutive fiscal quarters;

                  (5) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of their other agreements herein or in the Notes;

                  (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

                           (a) is caused by a failure to pay Indebtedness at
                  its stated final maturity (after giving effect to any applicable grace period provided in that Indebtedness) (a "Payment Default"); or

                           (b) results in the acceleration of that Indebtedness
                  prior to its stated final maturity

                  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

                  (7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and credit worthy insurance company has acknowledged in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

                  (8) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                           (A) commences a voluntary case,



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                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a custodian of it
                  or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of
                  its creditors, or

                           (E) generally is not paying its debts as they become
                  due;

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any of its
                  Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                           (B) appoints a custodian of the Company or any of
                  its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; or

                           (C) orders the liquidation of the Company or any of
                  its Restricted Subsidiaries that is a Significant Subsidiary;

                  and the order or decree remains unstayed and in effect for 60 consecutive days;

                  (10) except as permitted by this Indenture, any Note Guarantee by any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any such Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; or

                  (11) unless all of the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, the repudiation or disaffirmation by the Company or any Significant Subsidiary of the Company of its material obligations under the Security Documents or the determination in a judicial proceeding that the Liens of the Security Documents are unenforceable or invalid against the Company or any Significant Subsidiary of the Company party thereto for any reason, in each case, with respect to a material portion of the Collateral (which repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied).

Section 6.02      Acceleration.

         In the case of an Event of Default specified in clause (8) or (9) of
Section 6.01 hereof, with respect to the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Holders of at least 25% in aggregate principal amount


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of the then outstanding Notes may direct the Trustee to declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

         The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived; provided that, in the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01 (6) hereof, the declaration of acceleration of the Notes shall be automatically annulled if the Holders of any Indebtedness described in that Section 6.01 (6) have rescinded the declaration of acceleration in respect of that Indebtedness within 30 days of the date of that declaration and if:

                  (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

                  (2) all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03      Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05      Control by Majority.

         Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction


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

that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06      Limitation on Suits.

         A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) such Holder gives to the Trustee written notice that an Event of Default is continuing;

                  (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08      Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to


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pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10      Priorities.

         If the Trustee collects any money pursuant to this Article 6 (including upon realization of any Lien on the Collateral), it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                   ARTICLE 7
                                    TRUSTEE

Section 7.01      Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.



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         (b) Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.



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

         (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

         (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Section 7.03      Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04      Trustee's Disclaimer.

         The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05      Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06      Reports by Trustee to Holders of the Notes.

         (a) Within 60 days after each March 15 beginning with the March 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA ss. 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA ss. 313(c).



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

(b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07      Compensation and Indemnity.

         (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as separately agreed by the Company and the Trustee. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

         (c) The obligations of the Company and the Guarantors under this
Section 7.07 will survive the satisfaction and discharge of this Indenture.

         (d) To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes; provided, however, that the foregoing exception shall in no way alter the priorities set forth in Section
6.10. Such Lien will survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee will comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08      Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.



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

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10      Eligibility; Disqualification.

         There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.



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         This Indenture will always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11      Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02      Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees, this Indenture and the Security Documents with respect thereto (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

                  (2) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

                  (4) this Article 8.

         Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.



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Section 8.03      Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16
, 4.17 and 4.18 hereof and clauses (3) and (4) of Section 5.01 hereof with respect to the outstanding Notes and the Security Documents with respect to the Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied and the Note Guarantees will be released (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(7), Section 6.01(10) and Section 6.01(11) hereof will not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

                           (A) the Company has received from, or there has been
                  published by, the Internal Revenue Service a ruling; or

                           (B) since the date of this Indenture, there has been
                  a change in the applicable federal income tax law,

                  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts,



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

                  in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company must have delivered to the Trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

                  (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

                  (8) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.



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         Notwithstanding anything in this Article 8 to the contrary, the
Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07      Reinstatement.

         If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees or any Security Document without the consent of any Holder of Note:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;



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

                  (3) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to
         Article 5 or Article 11 hereof;

                  (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights hereunder of any Holder;

                  (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (6) to conform the text of this Indenture, the Notes or the Security Documents to any provision of the "Description of Secured Notes" section of the Company's Offering Circular dated April 8, 2004, relating to the initial offering of the Notes;

                  (7) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

                  (8) to add any additional assets as Collateral;

                  (9) to reflect the grant of Liens on the Collateral for the benefit of an additional secured party, to the extent such Indebtedness and the Lien securing such Indebtedness is permitted by the terms of this Indenture; or

                  (10) to release Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents or hereunder.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

         After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.02      With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) the Notes, the Note Guarantees and the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded)


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

or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

                  (3) reduce the rate of or extend the time for payment of interest, including default interest, on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of, or premium or Liquidated Damages, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Notes;

                  (6) make any change in the provisions of this Indenture relating to waivers of past Defaults;

                  (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

                  (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

                  (9) make any change in the preceding amendment and waiver provisions.

         Notwithstanding the foregoing, any amendment to or waiver of Section
4.15 hereof and any release from the Liens of the Security Documents securing the Notes and the Note Guarantees of all or substantially all of the Collateral otherwise than in accordance with the terms of the Security Documents will require the consent of the Holders of at least two-thirds in aggregate principal amount of the Notes then outstanding if that amendment would materially adversely affect the rights of such Holders.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 7.02 hereof, the Trustee will join with


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

the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

         It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03      Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04      Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

Section 9.05      Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      Trustee to Sign Amendments, etc.

         The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 14.04 hereof, an Officers' Certificate and an Opinion of


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

Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10
                             RANKING OF NOTE LIENS

Section 10.01 Agreement for the Benefit of Holders of First Priority Liens and Parity Liens. The Trustee and the Collateral Agent agree, and each Holder of Notes by accepting a Note agrees, that:

         (a) the Liens securing the Note Obligations (and, to the extent the Trustee, the Collateral Agent or any Holder of Notes has an interest therein, the Second Priority Liens) upon any and all Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, subordinate in ranking to all present and future First Priority Liens; and

         (b) the Second Priority Liens upon any and all Collateral will be of equal ranking with all present and future Parity Liens, and that such agreements as to the ranking of the Second Priority Liens:

                  (1) are enforceable by the holders of First Priority Liens, for the benefit of the holders of First Priority Lien Obligations secured thereby, and will be enforceable by the holders of Parity Liens, for the benefit of the holders of Parity Lien Obligations secured thereby;

                  (2) will remain enforceable by the holders of First Priority Liens until the Discharge of Lender Claims (as defined in the Intercreditor Agreement) and the payment in full in cash of all other First Priority Lien Obligations outstanding at the time of the Discharge of Lender Claims; and

                  (3) will remain enforceable by the holders of Parity Liens until the Discharge of Parity Lien Debt.

         (c) without the necessity of any consent of or notice to the Trustee or any Holder of Note Obligations, the Company, its Restricted Subsidiaries and the Administrative Agent under the Credit Agreement may amend, modify, supplement or terminate any Security Document, subject to the limitations set forth in the Intercreditor Agreement; provided, that the Trustee shall be given notice within 30 Business Days of any such amendment, modification, supplement or termination;

         (d) as among the Collateral Agent, the Trustee and the holders of Note Obligations and the holders of the First Priority Lien Obligations, the holders of the First Priority Lien Obligations and the Administrative Agent (as defined in the Intercreditor Agreement) will have the sole ability to control and obtain remedies with respect to all Collateral without the necessity of any consent of or notice to the Collateral Agent, the Trustee or any such holder, as set forth in more detail in the Intercreditor Agreement;

         (e) any or all Liens as set forth in, and granted under the Security Documents for the benefit of the Holders will be automatically released, without the necessity of any consent of the Collateral Agent, the Trustee or any Holders, upon a release of the First Priority Liens on such Collateral or upon payment in full of the First Priority Lien Obligation, subject to the exceptions set forth in Section 5.1 of the Intercreditor Agreement;

         (f) without the necessity of any consent of or notice to the Trustee, the Collateral Agent or any holder of Note Obligations, the Company may, on behalf of itself or any of its Restricted Subsidiaries, request and instruct the Administrative Agent or the Collateral Agent to, on behalf of each secured party


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under the Security Documents, (A) execute and deliver to the Company, for the benefit of any Person, such release documents as the Company may reasonably request evidencing any such release of any Lien and such Person shall be entitled to rely conclusively on such release document, and (B) deliver any assets in which any Lien is so released that are in the possession of the Administrative Agent to the Company; and

         (g) the Note Documents are subject to the Intercreditor Agreement.

Prior to the issuance of any Parity Lien Debt, the Company shall deliver an Officers' Certificate stating that:

                  (i) the Company or the applicable Guarantor intends to incur, on a date stated therein, Pari Passu Indebtedness that will constitute Parity Lien Debt; and

                  (ii) no Default or Event of Default exists on the date of such Officers' Certificate or will exist after giving to the incurrence of such Pari Passu Indebtedness.

Section 10.02 Notes, Note Guarantees and other Note Obligations not Subordinated. The provisions of this Article 10 are intended solely to set forth the relative ranking, as Liens, of the Second Priority Liens (and, to the extent the Trustee, the Collateral Agent or any Holder of Notes has an interest therein, the Parity Liens) as against the First Priority Liens. The Notes and Note Guarantees are senior non-subordinated obligations of the Company and Guarantors. Neither the Notes, the Note Guarantees and other Note Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof (other than the exercise of rights and remedies of a secured party, which are subject to the Intercreditor Agreement) are intended to be, or will ever be by reason of the provisions of this Article 10, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 10.03 Relative Rights. The Intercreditor Agreement defines the relative rights, as lienholders, of holders of Second Priority Liens and holders of First Priority Liens and Parity Liens. Nothing in this Indenture or the Intercreditor Agreement will:

         (a) impair, as between the Company and Holders of each series of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest on such series of Notes in accordance with their terms or to perform any other obligation of the Company or any other Obligor under the Note Documents;

         (b) restrict the right of any Holder of Notes to sue for payments that are then due and owing;

         (c) prevent the Trustee, the Collateral Agent or any Holder of Notes from exercising against the Company or any other obligor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Intercreditor Agreement); or

         (d) restrict the right of the Trustee, the Collateral Agent or any Holder of Notes:

                  (1) to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any Obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation Proceeding involuntarily against any Obligor;

                  (2) to make, support or oppose any request for an order for dismissal, abstention or conversion in any insolvency or liquidation proceeding;



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

                  (3) to make, support or oppose, in any insolvency or liquidation proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;

                  (4) to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any insolvency or liquidation proceedings and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article 10;

                  (5) to seek or object to the appointment of any professional person to serve in any capacity in any insolvency or liquidation proceeding or to support or object to any request for compensation made by any professional person or others therein;

                  (6) to make, support or oppose any request for order appointing a trustee or examiner in any insolvency or liquidation proceedings; or

                  (7) otherwise to make, support or oppose any request for relief in any insolvency or liquidation proceeding that it is permitted by law to make, support or oppose:

                           (x) if it were a holder of unsecured claims; or

                           (y) as to any matter relating to any plan of
                  reorganization or other restructuring or liquidation plan or as to any matter relating to the administration of the estate or the disposition of the case or proceeding (except as set forth in the Intercreditor Agreement).

                                  ARTICLE 11
                            COLLATERAL AND SECURITY

Section 11.01 Security Documents. The payment of the principal of and interest and premium, if any, on the Notes of each series when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by any Guarantor pursuant to its Note Guarantees, the payment of all other Note Obligations and the performance of all other obligations of the Company and the Guarantors under the Note Documents are secured as provided in the Security Agreements which the Company and the Guarantors have entered into simultaneously with the execution of this Indenture and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture.

Section 11.02     Collateral Agent.

         (a) Subject to the Intercreditor Agreement, the Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.

         (b) Subject to Section 7.01, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Second Priority Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Second Priority Liens or Security Documents or any delay in doing so.



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         (c) The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture) and any other representatives of Parity Lien Obligations. Except as directed by the Trustee as required or permitted by this Indenture and any other representatives, the Collateral Agent will not be obligated:

                  (1) to act upon directions purported to be delivered to it by any other Person;

                  (2) to foreclose upon or otherwise enforce any Second Priority Lien; or

                  (3) to take any other action whatsoever with regard to any or all of the Second Priority Liens, Security Documents or Collateral.

         (d) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Second Priority Liens or Security Documents.

         (e) In acting as Collateral Agent or Co-Collateral Agent, the Collateral Agent and each Co-Collateral Agent may rely upon and enforce for its own benefit each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof, each of which shall also be deemed to be for the benefit of the Collateral Agent.

         (f) At all times when the Trustee is not itself the Collateral Agent, the Company will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

Section 11.03     Authorization of Actions to Be Taken.

         (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Document and the Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and directs the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, the Intercreditor Agreement, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes and other holders of Note Obligations as set forth in the Security Documents to which it is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

         (b) The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

         (c) Subject to the provisions of Section 7.01, Section 7.02, Article 10 and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

                  (1) foreclose upon or otherwise enforce any or all of the Second Priority Liens;

                  (2) enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or



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                  (3) collect and receive payment of any and all Note
         Obligations.

Subject to the Intercreditor Agreement, Section 7.01, Section 7.02 and Article 10, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Second Priority Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes of such series in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders of Notes, the Trustee or the Collateral Agent.

Section 11.04     Release of Note Liens.

         (a) The Second Priority Liens will be released, with respect to the Notes

                  (1) in whole, in accordance with Section 5.1 of the Intercreditor Agreement;

                  (2) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes and payment in full of all other Note Obligations in respect thereof that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium, if any, are paid;

                  (3) in whole, upon satisfaction and discharge of this Indenture pursuant to Section 13.01;

                  (4) in whole, upon a legal defeasance or covenant defeasance pursuant to Article 8; or

                  (5) in part, as to any property constituting Collateral that
         (a) is sold or otherwise disposed of by the Company or one of its Restricted Subsidiaries to any Person other than the Company or a Guarantor in a transaction permitted by this Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of, (b) is to be released, in whole or in part, pursuant to
         Section 5.1 of the Intercreditor Agreement, (c) is owned or at any time acquired by a Restricted Subsidiary that has been released from its Note Guarantee, concurrently with the release of such Note Guarantee, or (d) consists of securities of an Affiliate of the Company to be released as contemplated by Section 4.17(b).

         (b) Upon delivery to the Trustee of an Officers' Certificate requesting execution of an instrument confirming the release of the Second Priority Liens pursuant to Section 11.04(a), accompanied by:

                  (1) an Opinion of Counsel confirming that such release is permitted by Section 11.04(a);

                  (2) all instruments requested by the Company to effectuate or confirm such release; and

                  (3) such other certificates and documents as the Trustee or Collateral Agent may reasonably request to confirm the matters set forth in Section 11.04(a),



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

the Trustee will, if such instruments and confirmation are reasonably satisfactory to the Trustee and Collateral Agent, instruct the Collateral Agent to execute and deliver, and the Collateral Agent will promptly execute and deliver, such instruments.

         (c) All instruments effectuating or confirming any release of any Second Priority Liens will have the effect solely of releasing such Second Priority Liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

         (d) The Company will bear and pay all costs and expenses associated with any release of Second Priority Liens pursuant to this Section 11.04, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Collateral Agent.

Section 11.05     Filing, Recording and Opinions.

         (a) The Company will comply with the provisions of TIA ss.314(b) and 314(d), in each case following qualification of this Indenture pursuant to the TIA and except to the extent not required as set forth in any Commission regulation or interpretation (including any no-action letter issued by the Staff of the Commission, whether issued to the Company or any other Person). Following such qualification, to the extent the Company is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA ss.314(b)(2), the Company will furnish such opinion not more than 60 but not less than 30 days prior to each April 23.

                  Any release of Collateral permitted by Section 11.04 hereof will be deemed not to impair the Liens under the Indenture and the Security Documents in contravention thereof and any person that is required to deliver an Officer's Certificate or Opinion of Counsel pursuant to Section 314(d) of the TIA, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by
Section 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.

         (b) If any Collateral is released in accordance with this Indenture or any Security Document at a time when the Trustee is not itself also the Collateral Agent and if the Company has delivered the certificates and documents required by the Security Documents and Section 11.04, the Trustee will determine whether it has received all documentation required by TIA ss. 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.04, will, upon request, deliver a certificate to the Collateral Agent setting forth such determination.

                                  ARTICLE 12
                                NOTE GUARANTEES

Section 12.01     Guarantee.

         (a) Subject to this Article 12, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (1) the principal of, premium and Liquidated Damages, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and



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         all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

         (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 12.02     Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other


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Guarantor under this Article 12, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 12.03     Execution and Delivery of Note Guarantee.

         To evidence its Note Guarantee set forth in Section 12.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture or a Supplemental Indenture in the form of Exhibit F will be executed on behalf of such Guarantor by one of its Officers.

         Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 12.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.17 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.17 hereof and this
Article 12, to the extent applicable.

Section 12.04     Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 12.04 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

         (a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

         (b) subject to Section 12.05 hereof the Person formed by or surviving any such consolidation or merger, if other than the Company or the Guarantor, unconditionally assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee, the Security Documents and the Registration Rights Agreement on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee;

         In case of any such consolidation or merger, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued


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in accordance with the terms of this Indenture as though all of such Note
Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into another Person, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Person.

Section 12.05     Releases.

         (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

         (b) Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee.

         (c) Upon Legal Defeasance or Covenant Defeasance in accordance with
Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 13 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

         Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 12.05 will remain liable for the full amount of principal of and interest and premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                  ARTICLE 13
                           SATISFACTION AND DISCHARGE

Section 13.01      Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

                  (1) either:

                           (a) all Notes that have been authenticated and
                  delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and



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                  thereafter repaid to the Company or discharged from such
                  trust, have been delivered to the Trustee for cancellation;
                  or

                           (b) all Notes that have not been delivered to the
                  Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption; and

                  (2) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section 13.01, the provisions of Sections 13.02 and 8.06 hereof will survive. In addition, nothing in this Section 13.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 13.02      Application of Trust Money.

         Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 13.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 hereof; provided that if the Company has made any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE 14
                                 MISCELLANEOUS

Section 14.01      Trust Indenture Act Controls.



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         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties will control (except for duties set forth in 314(b) and 314(d) prior to qualification of the Indenture under the TIA, which should not apply).

Section 14.02      Notices.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

         Mueller Group, Inc.
         110 Corporate Drive, Suite 10
         Portsmouth, New Hampshire 03801
         Facsimile No.:  (603) 422-8035
         Attention:  General Counsel

         With a copy to:
         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York  10017
         Facsimile No.:  (212) 450-4000
         Attention:  Michael Kaplan, Esq.

         If to the Trustee:
         Law Debenture Trust Company of New York
         767 Third Avenue, 31st Floor
         Facsimile No.: 212-750-1361
         Attention: Patrick Healy

         The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.



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         If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 14.03     Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 14.04      Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.05      Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) must comply with the provisions of TIA ss. 314(e) and must include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.06     Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by


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reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.08     Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 14.09     No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10     Successors.

         All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.05 hereof.

Section 14.11     Payment Date Other Than a Business Day.

         If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue on such payment for the intervening period.

Section 14.12     Severability.

         In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.13     Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 14.14     Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]




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


                                   SIGNATURES


Dated as of April 23, 2004

                                            MUELLER GROUP, INC.


                                            By: /s/ Darrell Jean
                                                --------------------------------
                                                Name: Darrell Jean
                                                Title: Vice President and
                                                       Chief Financial Officer

                                         ANVILSTAR LLC
                                         MUELLER INTERNATIONAL, INC.
                                         MUELLER INTERNATIONAL, L.L.C.
                                         MUELLER INTERNATIONAL FINANCE, INC.
                                         MUELLER INTERNATIONAL FINANCE, L.L.C.


                                         By: /s/ George Bukuras
                                             -----------------------------------
                                             Name: George Bukuras
                                             Title: Vice President and
                                                    General Counsel

                                          ANVIL INTERNATIONAL, INC.
                                          MUELLER SERVICE CO.
                                          HERSEY METERS CO.
                                          HENRY PRATT COMPANY
                                          HENRY PRATT INTERNATIONAL LTD.
                                          HYDRO GATE ACQUISITION CORP.
                                          J.B. SMITH MFG CO.
                                          JAMES JONES COMPANY
                                          MILLIKEN ACQUISITION CORP.
                                          MUELLER CO.


                                          By: /s/ Darrell Jean
                                              ----------------------------------
                                              Name: Darrell Jean
                                              Title: Vice President and
                                                     Chief Financial Officer

                                         LAW DEBENTURE TRUST COMPANY OF NEW YORK


                                         By: /s/ Daniel Fisher
                                             -----------------------------------
                                             Name: Daniel Fisher
                                             Title: Senior Vice President

                                 [Face of Note]
--------------------------------------------------------------------------------


                                                         CUSIP/CINS ____________

              Second Priority Senior Floating Rate Notes due 2011

No. ___                                                           $____________

                              MUELLER GROUP, INC.

promises to pay to [______________] or registered assigns,

the principal sum of _____________________________________________  DOLLARS on
November 1, 2011.

Interest Payment Dates:  February 1, May 1, August 1 and November 1

Record Dates:  January 15, April 15, July 15 and October 15

Dated:               , 20

                                          MUELLER GROUP, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


This is one of the Notes referred to in the within-mentioned Indenture:

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee


By:
    --------------------------------------------
                Authorized Signatory




--------------------------------------------------------------------------------



                                     A1-1

                                 [Back of Note]
              Second Priority Senior Floating Rate Notes due 2011

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. Mueller Group, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at a rate equal to the Applicable Eurodollar Rate (as defined in the Indenture) in effect from time to time per annum from April 23, 2004 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, of if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided further that the first Interest Payment Date shall be August 1, 2004. Interest payable on the first Interest Payment Date with respect to the period ending on such day shall payable at a rate equal to 5.89% per annum. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 15, April 15, July 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  (3) PAYING AGENT AND REGISTRAR. Initially, Law Debenture Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company


                                     A1-2
         may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  (4) INDENTURE. The Company issued the Notes under an Indenture dated as of April 23, 2004 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company initially limited to $100.0 million in aggregate principal amount. Subject to Article 4 of the Indenture, the Company may issue Additional Notes that shall constitute part of the same series as the Notes initially issued under the Indenture.

                  (5) OPTIONAL REDEMPTION.

         (a) On and after November 1, 2005, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:


   Year                                                            Percentage

   2005......................................................        102.000%
   2006......................................................        101.000%
   2007 and thereafter.......................................        100.000%


         In addition to the foregoing, on or prior to November 1, 2005, the Company may redeem up to 35% of the aggregate principal amount of Notes from time to time originally issued under this Indenture in cash at a redemption price of 100.000% of the principal amount thereof plus the Applicable Eurodollar Rate then in effect multiplied by the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

            (1) at least 65% of the aggregate principal amount of Notes from time to time originally issued under this Indenture remains outstanding immediately after the occurrence of the redemption; and

            (2) the redemption shall occur within 90 days of the date of the closing of any such Public Equity Offering.

         (b) Any redemption shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

                  (6) MANDATORY REDEMPTION.

         The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.



                                     A1-3

                  (7) REPURCHASE AT THE OPTION OF HOLDER.

                           (a) If there is a Change of Control, the Company
                  will be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of repurchase, the "Change of Control Payment"). Within 60 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control as required by the Indenture.

                           (b) If the Company or a Restricted Subsidiary of the
                  Company consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section
                  3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

                  (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

                  (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                                     A1-4

                  (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, and any existing Default or Event or Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Security Documents or the Notes to any provision of the "Description of Secured Notes" section of the Company's Offering Memorandum dated April 8, 2004, relating to the initial offering of the Notes; to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes to add any additional assets as Collateral, to reflect the grant of Liens on the Collateral for the benefit of an additional secured party, to the extent such Indebtedness and the Lien securing such Indebtedness is permitted by the terms of this Indenture, or to release Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents or under the Indenture.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on, the Notes when the same becomes due and payable (at maturity, upon redemption (including in connection with an offer to purchase) or otherwise), (iii) failure by the Company or any of its Restricted Subsidiaries for 30 days after receipt of notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with
         Section 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) the maintenance by the Company of a Total Senior Leverage Ratio greater than 6.0 to 1 at all times during a period of at least eight consecutive fiscal quarters; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in the Indenture or the Notes; (vi) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; (ix) except as permitted by the Indenture, any Note Guarantee by a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any such Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor's Note Guarantee and (x) unless all of the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, the repudiation or disaffirmation by Mueller or any Significant Subsidiary of Mueller of its material obligations under the Security Documents or the determination in a judicial proceeding that the Liens of the Security Documents are unenforceable or invalid against Mueller



                                     A1-5
         or any Significant Subsidiary of Mueller party thereto for any reason, in each case, with respect to a material portion of the Collateral (which repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after Mueller receives written notice thereof specifying such occurrence from the trustee or the holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied). If any Event of Default occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may direct the Trustee to declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


                  (13) LIEN SUBORDINATION AND SHARING . These Notes, the Note Guarantees and the other Note Obligations are secured by Second Priority Liens upon the Collateral pursuant to certain Security Documents. The Second Priority Liens upon any and all Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, subordinate in ranking to all present and future First Priority Liens and will be of equal ranking with all present and future Parity Liens as set forth in Article 10 of the Indenture and the Intercreditor Agreement.

                  (14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  (15) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the



                                     A1-6
         entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of April 23, 2004, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

                  (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

                  (20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Mueller Group, Inc.
110 Corporate Drive, Suite 10
Portsmouth, New Hampshire 03801
Facsimile No.:  (603) 422-8035
Attention:  General Counsel





                                     A1-7

                                ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                 Your Signature: _______________________________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).





                                     A1-8

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                     >Section 4.10     >Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                        $_______________

Date:  _______________

                 Your Signature: _______________________________________________
                    (Sign exactly as your name appears on the face of this Note)

                 Tax Identification No.: _______________________________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                     A1-9

                     SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                   Principal Amount
                                                                  at maturity of this
                   Amount of decrease    Amount of increase in        Global Note           Signature of
                   in Principal Amount      Principal Amount        following such       authorized officer
                     at maturity of          at maturity of            decrease             of Trustee or
Date of Exchange    this Global Note        this Global Note         (or increase)            Custodian
----------------    ----------------        ----------------         -------------            ---------














* This schedule should be included only if the Note is issued in global form.




                                     A1-10

                  [Face of Regulation S Temporary Global Note]
--------------------------------------------------------------------------------


                                                           CUSIP/CINS __________


              Second Priority Senior Floating Rate Notes due 2011


No. ___                                                              $__________

                              MUELLER GROUP, INC.


promises to pay to [________________] or registered assigns,

the principal sum of _______________________________________________ DOLLARS on
November 1, 2011.

Interest Payment Dates:  February 1, May 1, August 1 and November 1

Record Dates:  January 15, April 15, July 15 and October 15

Dated:               , 20

                                      MUELLER GROUP, INC.


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:




This is one of the Notes referred to
in the within-mentioned Indenture:

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee


By:
    --------------------------------------------
                Authorized Signatory


--------------------------------------------------------------------------------



                                     A2-1

                  [Back of Regulation S Temporary Global Note]
              Second Priority Senior Floating Rate Notes due 2011

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Temporary Regulation S Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. Mueller Group, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at a rate equal to the Applicable Eurodollar Rate (as defined in the Indenture) in effect from time to time per annum from April 23, 2004 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, of if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided further that the first Interest Payment Date shall be August 1, 2004. Interest payable on the first Interest Payment Date with respect to the period ending on such day shall payable at a rate equal to 5.89% per annum. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the January 15, April 15, July 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                                     A2-2

                  (3) PAYING AGENT AND REGISTRAR. Initially, Law Debenture Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  (4) INDENTURE. The Company issued the Notes under an Indenture dated as of April 23, 2004 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company initially limited to $100.0 million in aggregate principal amount. Subject to Article 4 of the Indenture, the Company may issue Additional Notes that shall constitute part of the same series as the Notes initially issued under the Indenture.

                  (5) OPTIONAL REDEMPTION.

                           (a) On and after November 1, 2005, the Notes will be
                  subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:


    Year                                                           Percentage

    2005...................................................          102.000%
    2006...................................................          101.000%
    2007 and thereafter....................................          100.000%


         In addition to the foregoing, on or prior to November 1, 2005, the Company may redeem up to 35% of the aggregate principal amount of Notes from time to time originally issued under this Indenture in cash at a redemption price of 100.000% of the principal amount thereof plus the Applicable Eurodollar Rate then in effect multiplied by the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

             (1) at least 65% of the aggregate principal amount of Notes from time to time originally issued under this Indenture remains outstanding immediately after the occurrence of the redemption; and

             (2) the redemption shall occur within 90 days of the date of the closing of any such Public Equity Offering.

                           (b) Any redemption shall be made pursuant to the
                  provisions of Sections 3.01 through 3.06 of the Indenture.

                  (6) MANDATORY REDEMPTION.



                                     A2-3

         The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  (7) REPURCHASE AT THE OPTION OF HOLDER.

                           (a) If there is a Change of Control, the Company
                  will be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of repurchase, the "Change of Control Payment"). Within 60 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control as required by the Indenture.

                           (b) If the Company or a Restricted Subsidiary of the
                  Company consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will commence an offer to all Holders of Notes (an "Asset Sale Offer") pursuant to Section
                  3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes.

                  (8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

                  (9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                                     A2-4

                  (10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  (11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class, and any existing Default or Event or Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Security Documents or the Notes to any provision of the "Description of Secured Notes" section of the Company's Offering Memorandum dated April 8, 2004, relating to the initial offering of the Notes; to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes to add any additional assets as Collateral, to reflect the grant of Liens on the Collateral for the benefit of an additional secured party, to the extent such Indebtedness and the Lien securing such Indebtedness is permitted by the terms of this Indenture, or to release Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents or under the Indenture.

                  (12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on, the Notes when the same becomes due and payable (at maturity, upon redemption (including in connection with an offer to purchase) or otherwise), (iii) failure by the Company or any of its Restricted Subsidiaries for 30 days after receipt of notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with
         Section 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) the maintenance by the Company of a Total Senior Leverage Ratio greater than 6.0 to 1 at all times during a period of at least eight consecutive fiscal quarters; (v) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in the Indenture or the Notes;
         (vi) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; (ix) except as permitted by the Indenture, any Note Guarantee by a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any such Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor's Note Guarantee and (x) unless all of the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, the repudiation or disaffirmation by Mueller or



                                     A2-5
         any Significant Subsidiary of Mueller of its material obligations under the Security Documents or the determination in a judicial proceeding that the Liens of the Security Documents are unenforceable or invalid against Mueller or any Significant Subsidiary of Mueller party thereto for any reason, in each case, with respect to a material portion of the Collateral (which repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after Mueller receives written notice thereof specifying such occurrence from the trustee or the holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied). If any Event of Default occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may direct the Trustee to declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Liquidated Damages, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  (13) LIEN SUBORDINATION AND SHARING . These Notes, the Note Guarantees and the other Note Obligations are secured by Second Priority Liens upon the Collateral pursuant to certain Security Documents. The Second Priority Liens upon any and all Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, subordinate in ranking to all present and future First Priority Liens and will be of equal ranking with all present and future Parity Liens as set forth in Article 10 of the Indenture and the Intercreditor Agreement.

                  (14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  (15) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.



                                     A2-6

                  (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of April 23, 2004, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

                  (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

                  (20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Mueller Group, Inc.
110 Corporate Drive, Suite 10
Portsmouth, New Hampshire 03801
Facsimile No.:  (603) 422-8035
Attention:  General Counsel




                                     A2-7

                                ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: _________________________________
                                               (Insert assignee's legal name)


________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                 Your Signature: _______________________________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).



                                     A2-8

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                     >Section 4.10        >Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                   $_______________

Date:  _______________

                 Your Signature: _______________________________________________
                    (Sign exactly as your name appears on the face of this Note)

                 Tax Identification No.: _______________________________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).





                                     A2-9

  SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

         The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:


                                                                    Principal Amount
                                                                   at maturity of this
                    Amount of decrease    Amount of increase in        Global Note           Signature of
                    in Principal Amount      Principal Amount        following such       authorized officer
                      at maturity of          at maturity of            decrease             of Trustee or
Date of Exchange     this Global Note        this Global Note         (or increase)            Custodian
----------------     ----------------        ----------------         -------------            ---------











                                     A2-10

                                                                      EXHIBIT B


                        FORM OF CERTIFICATE OF TRANSFER

Mueller Group, Inc.
110 Corporate Drive, Suite 10
Portsmouth, New Hampshire 03801
Facsimile No.:  (603) 422-8035
Attention:  General Counsel

Law Debenture Trust Company of New York
[                 ]
Facsimile No.:
Attention:

         Re:  Second Priority Senior Floating Rate Notes due 2011

         Reference is hereby made to the Indenture, dated as of April 23, 2004 (the "Indenture"), among Mueller Group, Inc., as issuer (the "Company"), the Guarantors party thereto and Law Debenture Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. |_| Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

         2. |_| Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with (A) Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture prior to expiration of the Restricted Period, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act or (B) Rule 144 under the Securities Act.

         3. |_| Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) |_| such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

         4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

         (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                          --------------------------------------
                                              [Insert Name of Transferor]



                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

         Dated:
                ----------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

         1.       The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

                  (a) |_| a beneficial interest in the:

                           (i)   |_| 144A Global Note (CUSIP _________), or

                           (ii)  |_| Regulation S Global Note (CUSIP _________).

                  (b) |_| a Restricted Definitive Note.

         2.       After the Transfer the Transferee will hold:

                                  [CHECK ONE]

                  (a) |_| a beneficial interest in the:

                           (i)   |_| 144A Global Note (CUSIP _________), or

                            (ii) |_| Regulation S Global Note (CUSIP ______), or

                            (iv) |_| Unrestricted Global Note (CUSIP ______); or

                  (b) |_| a Restricted Definitive Note; or

                  (c) |_| an Unrestricted Definitive Note,

                  in accordance with the terms of the Indenture.

                                                                      EXHIBIT C


                        FORM OF CERTIFICATE OF EXCHANGE

Mueller Group, Inc.
110 Corporate Drive, Suite 10
Portsmouth, New Hampshire 03801
Facsimile No.:  (603) 422-8035
Attention:  General Counsel

Law Debenture Trust Company of New York
[                 ]
Facsimile No.:
Attention:

         Re:  Second Priority Senior Floating Rate Notes due 2011

                              (CUSIP ____________)

         Reference is hereby made to the Indenture, dated as of April 23, 2004 (the "Indenture"), among Mueller Group, Inc., as issuer (the "Company"), the Guarantors party thereto and Law Debenture Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

         (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) |_| Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

         (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                       -----------------------------------------
                                            [Insert Name of Transferor]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

Dated:
       ----------------

                                                                      EXHIBIT D




                                   [RESERVED]

                                                                      EXHIBIT E


                         FORM OF NOTATION OF GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 23, 2004 (the "Indenture") among Mueller Group, Inc, (the "Company"), the Guarantors party thereto and Law Debenture Trust Company of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

         Capitalized terms used but not defined herein have the meanings given to them in the Indenture.


                                        [NAME OF GUARANTOR(S)]


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                                                      EXHIBIT F


                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, 20__, among __________________ (the "Guaranteeing
Subsidiary"), a subsidiary of Mueller Group, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Law Debenture Trust Company of New York, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 23, 2004 providing for the issuance of Second Priority Senior Floating Rate Notes due 2011 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 12 thereof.

         4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated:              , 20
                -------------    ---

                                       [GUARANTEEING SUBSIDIARY]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       MUELLER GROUP, INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       [EXISTING GUARANTORS]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       LAW DEBENTURE TRUST COMPANY OF NEW YORK,
                                         as Trustee

                                       By:
                                           -------------------------------------
                                           Authorized Signatory